Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

MG-1005, LLC

A COLORADO LIMITED LIABILITY COMPANY,

AS SELLER

AND

FSP 1001 17th STREET LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

AS PURCHASER

July 15, 2013

1.	The Property		1
	1.1	Description	1
2.	Price and Payment		2
	2.1	Purchase Price	2
	2.2	Payment	2
	2.3	Closing	3
3.	Inspections and Approvals		3
	3.1	Inspections and Due Diligence Information	3
	3.2	Title and Survey	5
	3.3	Permitted Encumbrances	7
	3.4	Purchaser's Right to Terminate	7
	3.5	Delivery of Title Policy at Closing	7
	3.6	"As-Is" Purchase	7
4.	SELLER'S COVENANTS FOR PERIOD Prior to Closing		9
	4.1	Insurance	9
	4.2	Prohibited Activities	9
	4.3	Maintain the Property	9
	4.4	Tenant Estoppel Letters	10
	4.5	Termination of Agreements	11
	4.6	Seller Representations	11
5.	Representations and Warranties		11
	5.1	By Seller	11
	5.2	By Purchaser	14
	5.3	Mutual	15
6.	Costs and Prorations		15
	6.1	Purchaser's Costs	15
	6.2	Seller's Costs	16
	6.3	Adjustments and Prorations	16
	6.4	Leasing Costs	18
7.	Damage, Destruction or Condemnation		18
	7.1	Casualty	19
	7.2	Condemnation	19
8.	Notices		19
9.	Closing		19
	9.1	Conditions to Closing	19
	9.2	Seller's Deliveries	21

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	9.3	Purchaser's Deliveries	23
	9.4	Possession	23
	9.5	Insurance	23
10.	Default		23
	10.1	Purchaser Default	23
	10.2	Seller Default	23
11.	Miscellaneous		23
	11.1	Entire Agreement	23
	11.2	Severability	24
	11.3	Applicable Law	24
	11.4	Assignability	24
	11.5	Successors Bound	24
	11.6	No Public Disclosure	24
	11.7	Captions	25
	11.8	Attorneys' Fees	25
	11.9	No Partnership	25
	11.10	Time of Essence	25
	11.11	Counterparts	25
	11.12	Recordation	25
	11.13	Proper Execution	25
	11.14	Tax Protest	25
	11.15	Survival and Limitation of Representations and Warranties; Seller's Knowledge	25
	11.16	No Processing	26
	11.17	Calculation of Time Periods	26
	11.18	Number and Gender	27
	11.19	Limitation of Liability	27
	11.20	Audit	27

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LIST OF EXHIBITS

Exhibit 1.1.1	Legal Description
Exhibit 1.1.4	Personal Property
Exhibit 3.1.1	Property Documents
Exhibit 4.4	Form of Tenant Estoppel Letter
Exhibit 4.5	Non-Cancelable Contracts
Exhibit 5.1.7	Schedule of Contracts and Agreements
Exhibit 9.2.1	Form of Deed
Exhibit 9.2.2	Form of Bill of Sale
Exhibit 9.2.3	Form of Assignment and Assumption of Leases
Exhibit 9.2.4	Form of Assignment and Assumption of Contracts and Warranties
Exhibit 9.2.6	Form of FIRPTA Affidavit
Exhibit 9.2.7	Form of Tenant Notice Letter
Exhibit 9.2.8	Form of Vendor Notice Letter

iii

SUMMARY OF TERMS

SELLER:	MG-1005, LLC

NOTICE ADDRESS:	4643 South Ulster Street, Suite 1500
Denver, Colorado 80237
Attn. Paul Hogan
Phone: (303) 773-0369
Fax: (303) 694-0082
Email: paul.hogan@millerglobal.com

With a copy to:	Brownstein Hyatt Farber Schreck LLP
410 17th Street, Suite 2200
Denver, CO 80202
Attn. Edward N. Barad
Phone: (303) 223-1108
Fax: (303) 223-1111
Email: ebarad@bhfs.com

PURCHASER:	FSP 1001 17th STREET LLC

NOTICE ADDRESS:	c/o Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880-6210
Fax: (781) 246-2807
Attn. Jeffrey B. Carter
Email: jcarter@franklinstreetproperties.com
With a copy to:
Venable LLP
1270 Avenue of the Americas
New York, New York 10020
Attn. Brian N. Gurtman, Esq.
Fax No.: (212) 307-5598
Email: bgurtman@venable.com

PROPERTY:	1001 17th Street, Denver, Colorado 80202

PURCHASE PRICE:	$217,000,000

APPROVAL DATE:	Thirty (30) days following the Effective Date

CLOSING DATE:	August 28, 2013

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of the 15th day of July, 2013 (the "Effective Date"), is made by and between MG-1005, LLC, a Colorado limited liability company ("Seller"), and FSP 1001 17th STREET LLC, a Delaware limited liability company ("Purchaser").

R E C I T A L S:

Seller desires to sell the real property commonly known as 1001 17th Street, Denver, Colorado, along with the improvements located thereon, and Purchaser desires to purchase such real property and improvements.

NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.     The Property.

1.1     Description. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire the following (collectively, the "Property"):

1.1.1     the fee interest in that certain land (the "Land") located in Denver County, Colorado and more specifically described in Exhibit 1.1.1 attached hereto;

1.1.2     the buildings, parking areas, improvements, and fixtures located on the Land (the "Improvements");

1.1.3     all of Seller's right, title and interest to all appurtenant rights to the Land and the Improvements, including without limitation, rights in and to adjoining streets, rights-of-way, strips and gores, water rights and easements (the "Appurtenances");

1.1.4     all tangible personal property owned by Seller and located on the Land or in the Improvements and used in the operation or maintenance thereof, including without limitation (i) all heating, lighting, air conditioning, ventilating, plumbing, electrical or other mechanical equipment and (ii) the personal property listed in Exhibit 1.1.4 attached hereto (the "Personal Property");

1.1.5     all of Seller's right, title and interest as landlord in and to all leases, tenancies and rental or occupancy agreements granting possessory rights in, on or covering the Land or Improvements, together with all modifications, extensions, amendments and guarantees thereof as set forth on the Rent Roll provided by Seller to Purchaser on the Effective Date (the "Rent Roll"), together with such other leases of the Improvements (including amendments to existing leases) as may be made prior to Closing in accordance with the terms of this Agreement (collectively, the "Leases"), and the rights to any security deposits under such Leases;

1.1.6     to the extent assignable, all of Seller's right, title and interest in and to all contracts, agreements, guarantees, intangible property, permits, warranties and indemnities, written or oral, if any, affecting the ownership, operation, management and maintenance of the Land, Improvements, Personal Property and Leases (collectively, the "Contracts"), but specifically excluding Seller’s right title and interest in and to the Promissory Note from Quizno’s dated January 24, 2012 in the original principal amount of $3,625,000 which Seller shall retain as its separate property; and

1.1.7     to the extent assignable, all of Seller's right, title and interest (if any) in and to all (i) plans, drawings, specifications, blueprints, and surveys relating to the Land, Improvements, Personal Property, Leases or Contracts, and (ii) licenses, franchises, certificates, occupancy and use certificates, permits, entitlements, authorizations, consents, variances, waivers, approvals and the like from any governmental or quasi-governmental entity or instrumentality affecting the ownership, operation or maintenance of the Land or the Improvements (collectively, the "Licenses").

2.     Price and Payment.

2.1     Purchase Price. The purchase price for the Property (the "Purchase Price") is Two Hundred Seventeen Million and 00/100 Dollars ($217,000,000.00).

2.2     Payment. Payment of the Purchase Price is to be made in cash as follows:

2.2.1     Purchaser shall make an earnest money deposit with the Title Company of Two Million One Hundred Seventy Thousand and 00/100 Dollars ($2,170,000.00) (the "Deposit") within three (3) Business Days of confirmation of Escrow Holder of receipt of a copy of this Agreement executed by Purchaser and Seller. The term "Deposit" as used herein will include any interest earned thereon. If Purchaser fails to timely deposit the Deposit, Seller may terminate this Agreement by providing written notice to Purchaser at any time before Purchaser deposits the Deposit. In the event Purchaser does not terminate this Agreement on or before the Approval Date pursuant to Section 3.4 below, Purchaser shall deposit an additional Two Million One Hundred Seventy Thousand and 00/100 Dollars ($2,170,000.00) the "Additional Deposit") on or before 5:00 p.m. Mountain Time on the date which is one (1) Business Day following the Approval Date. Such Additional Deposit shall be added to and become part of the Deposit. If Purchaser fails to timely deposit the Deposit, or any portion thereof (including, without limitation, the Additional Deposit), Seller may terminate this Agreement as a result thereof and, if such failure is a failure to deposit the Additional Deposit when due hereunder, Purchaser shall be deemed in default hereunder and Seller may terminate this Agreement and retain any of the Deposit that had been deposited. Upon Closing, the Deposit shall be applied to the Purchase Price.

2.2.2     The Deposit will be placed with and held in escrow by Fidelity National Title, Attention: Valena Bloomquist, Telephone: 303-244-9198, E-mail: Valena.Bloomquist@fnf.com (the "Escrow Holder"), in in a fully insured interest bearing money market demand deposit account at a federally insured banking institution designated by the Escrow Holder and approved by Purchaser.

2.2.3     At Closing, Purchaser shall pay the Purchase Price, inclusive of the Deposit and subject to adjustment for the prorations as provided herein, to the Escrow Holder for disbursement to Seller via wire transfer in immediately available funds.

2.2.4     The parties agree that the Purchase Price is allocated substantially to the Land and Improvements and only de minimus value is allocated to the other Property.

2.3     Closing. Payment of the Purchase Price and the closing hereunder (the "Closing") will take place pursuant to an escrow closing on August 28, 2013 (provided Purchaser does not terminate this Agreement prior to such date) (the "Closing Date"). The Closing will take place at the offices of the Escrow Holder at or before 2:00 p.m. local time or at such other time and place as may be agreed upon in writing by Seller and Purchaser. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Escrow Holder to immediately record and deliver the documents placed in escrow to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

3.     Inspections and Approvals.

3.1     Inspections and Due Diligence Information.

3.1.1     Prior to the Effective Date, Seller has provided and continuing through the Closing Date, Seller shall provide to Purchaser and its parent entity and affiliates, and their respective agents, consultants, accountants, actual and prospective underwriters, lenders and investors and counsel (collectively, "Purchaser's Agents"), (i) access at all reasonable times to the following documents relating to the Property, to the extent in Seller’s possession or control (collectively, the “Property Documents”): all of Seller's contracts, the current Rent Roll, books and records and other documents relating to the occupancy, operation, leasing, maintenance and repair of the Property (including, without limitation, such records maintained by or otherwise in the possession of Seller's property manager, and including all of the items set forth on Exhibit 3.1.1 attached hereto, but excluding appraisals, internal valuations and projections, marketing studies (other than with respect to lease marketing), asset management reports to Seller's ultimate parent entity or attorney-client privileged or other similar proprietary materials), with the right to make photocopies thereof and (ii) subject to the rights of tenants to the quiet enjoyment and exclusive possession of tenants' leased premises, access to the Property at all reasonable times for purposes of conducting (at Purchaser's expense) any examinations, surveys and tests as Purchaser may reasonably require; provided, however, Purchaser shall not have any right to conduct any drilling, boring or other intrusive or destructive testing of the Property without the prior written consent of Seller, which Seller shall not unreasonably withhold or condition. Purchaser shall also have the right upon such prior notice to conduct interviews of tenants of the Property, subject to Seller's right to have a representative present at all such interviews.

3.1.2     Purchaser agrees that, in making any non-intrusive physical or environmental inspections of the Property, Purchaser shall carry not less than $5,000,000.00 commercial liability insurance insuring all activity and conduct of Purchaser and Purchaser’s Agents while exercising such right of access and naming Seller and Vector Property Services, LLC as additional insureds. Prior to any entry into the Property, Purchaser shall furnish Seller with a certificate of insurance including any applicable policy endorsements in form and substance acceptable to Seller, evidencing such coverage and further evidencing that such coverage shall not be modified or terminated prior to giving 30 days written notice to Seller.

3.1.3     Purchaser agrees that in exercising its right of access hereunder, Purchaser will use and will cause Purchaser's Agents to use their commercially reasonable efforts not to interfere with the operation of the Property. Purchaser shall, at least one Business Day prior to any inspection, give Seller notice of its intention to conduct any inspection, so that Seller shall have an opportunity to have a representative present during any such inspection. Seller agrees to make reasonable efforts to accommodate Purchaser's inspection requests so that Purchaser shall be given the full benefit of its inspection rights granted hereunder. If Closing does not occur hereunder, Purchaser agrees (which agreement shall survive Closing or termination of this Agreement) to provide Seller, upon written request and without any representation or warranty whatsoever as to the accuracy or completeness thereof, with a copy of any and all information, materials and data that Purchaser and its agents discover, obtain or generate in connection with or resulting from its inspection of the Property, including, but not limited to, any written work product pertaining to those items set forth in Section 3.1.4 below, except to the extent of any information that is privileged or proprietary to the business decisions or business judgment of Purchaser.

3.1.4     Unless Seller specifically and expressly otherwise agrees in writing, Purchaser agrees that (i) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Purchaser utilizing any information acquired in whole or in part through the exercise of Purchaser's inspection rights and (ii) all information regarding the Property of whatsoever nature made available to Purchaser by Seller or Seller's agents or representatives (the "Proprietary Information") is confidential and, except as required by law, shall not be disclosed to any other person except those assisting Purchaser with the transaction, Purchaser's parent entity and affiliates and investors, or their respective lenders and/or underwriters, and then only upon Purchaser making such persons aware of this confidentiality restriction; provided that Proprietary Information shall not include, and the foregoing restrictions shall not apply to, information which is generally available to the public other than as a result of a disclosure by Purchaser or becomes available to Purchaser on a non-confidential basis from other sources not known by Purchaser to be subject to confidentiality obligations to Seller or information that is developed independently by Purchaser other than from any confidential information. Purchaser agrees not to use or allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase, or if the purchase is consummated, in connection with the operation of the Property following Closing. If the purchase and sale contemplated herein fails to close for any reason, Purchaser shall deliver to Seller, upon written request and without any representation or warranty whatsoever as to the accuracy or completeness thereof, a copy of all reports and information regarding the Property generated by or on behalf of Purchaser in connection with Purchaser's inspection rights and return to Seller, or cause to be returned to Seller, all Proprietary Information delivered to Purchaser by Seller, except to the extent of any information that is privileged or proprietary to the business decisions or business judgment of Purchaser. Notwithstanding any other term of this Agreement, the provisions of this Section 3.1.4 shall survive termination of this Agreement, but shall not survive the Closing.

3.1.5     Purchaser shall, at its sole cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any inspections conducted by or on behalf of Purchaser. All inspections shall be conducted at Purchaser's sole cost and expense and in strict accordance with all requirements of applicable law.

3.1.6     Except as specifically set forth herein, Seller makes no representations or warranties as to the truth, accuracy, completeness, methodology of preparation or otherwise concerning any engineering or environmental reports or any other materials, data or other information supplied to Purchaser in connection with Purchaser's inspection of the Property. Except with respect to any representations of Seller contained herein, any materials that Purchaser is allowed to review are provided only for Purchaser's convenience in making its own examination and determination prior to the Approval Date as to whether it wishes to purchase the Property, and in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Except with respect to any representations of Seller contained herein, Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection (other than financial and operating information prepared by Seller) and agrees that it shall rely solely on its own independently developed or verified information.

3.1.7     Purchaser shall indemnify, defend, and hold Seller, Seller's partners, affiliates, and consultants, and the managers, partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them (collectively, the "Seller Indemnitees") free and harmless from any loss, injury, damage, claim, lien, cost or expense, including reasonable attorneys' fees and costs (collectively, the "Loss"), arising out of a breach of the foregoing agreements by Purchaser in connection with Purchaser's inspection of the Property, or otherwise arising from the exercise by Purchaser or the inspecting parties of the right of access under this Agreement. This Section 3.1.7 shall survive the termination of this Agreement.

3.1.8     Purchaser shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Purchaser or Purchaser's Agents with respect to any inspection or testing of the Property by or on behalf of Purchaser. If any such lien at any time shall be filed, Purchaser shall cause the same to be discharged of record within 15 Business Days thereafter by satisfying the same or, if Purchaser, in its discretion and in good faith determines that such lien should be contested, by recording a bond that releases the lien of record.

3.2     Title and Survey.

3.2.1     Seller has provided Purchaser with a current title commitment (the "Title Commitment"), for an owner's title insurance policy issued by Fidelity National Title, Attention: Valena Bloomquist, Telephone: 303-244-9198, E-mail: Valena.Bloomquist@fnf.com (the "Title Company") covering title to the Land, Improvements and Appurtenances, together with legible copies of each of the documents underlying the title exceptions listed therein. Seller has delivered to Purchaser the following survey applicable to the Land and Improvements: Survey prepared by Precision Survey & Mapping, Inc., as Job No. R6410111, dated July 1, 2013 (the "Survey"). Purchaser shall have until the date which is ten (10) Business Days prior to the Approval Date (the "Title Notice Date") to provide written notice to Seller of any matters shown by the Title Commitment or Survey which are not satisfactory to Purchaser, which notice (the "Title Notice") must specify the curative steps necessary to remove the objections stated in the Title Notice (the objections stated in the Title Notice are herein called the "Title Objections"). The parties shall then have until the Approval Date to make such arrangements or take such steps as they shall mutually agree to satisfy the Title Objections; provided, however, that Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any Title Objections, and Seller shall not be deemed to have any obligation to cure unless Seller expressly undertakes such an obligation by a written notice to or written agreement with Purchaser given or entered into on or prior to the Approval Date and which recites that it is in response to a Title Notice. Seller shall, however, be obligated to remove or discharge from or against the Property any mortgages or deeds of trust created by Seller encumbering the Property, any mechanics' liens or judgment liens or other items securing an obligation to pay money that, in each case, are the obligation of Seller (as opposed to any tenant or other third party) (all of the aforesaid items, “Mandatory Cure Items”). Purchaser's sole right with respect to any Title Objection shall be to elect on or before the Approval Date to terminate this Agreement and to receive a refund of the Deposit.

3.2.2     If, after the Approval Date, the Title Company or surveyor issues any supplement or amendment to the Title Commitment or Survey that adds any exception or requirement to the Title Commitment or adds any previously undisclosed matter to the Survey (other than any exception relating in any manner to any item(s) permitted hereunder, and/or relating in any manner to any item(s) arising out of or related to Purchaser), Purchaser shall have five (5) Business Days after delivery to Purchaser of the applicable supplement or amendment to deliver to Seller a Title Notice setting forth any Title Objections to such new exception or requirement. If Purchaser timely delivers a Title Notice, the parties shall then have five (5) Business Days (the “Resolution Deadline”) to make such arrangements or take such steps as they shall mutually agree to satisfy the Title Objections in the same manner as set forth above; provided that Seller shall in any event remain obligated to cure all Mandatory Cure Items at Closing. Purchaser's sole right with respect to any new Title Objection pursuant to this Section 3.2.2 shall be to elect on or before the Resolution Deadline to terminate this Agreement and to receive a refund of the Deposit.

3.2.3     Other than with respect to Mandatory Cure Items, all matters shown on the Title Commitment and the Survey with respect to which Purchaser fails to give a Title Notice on or before the last date for doing so, or with respect to which a timely Title Notice is given but Seller fails to undertake an express obligation to cure as provided above, shall be deemed to be approved by Purchaser and a "Permitted Encumbrance" as provided in Section 3.3 hereof, subject, however, to Purchaser's termination right provided in Section 3.2 and Section 3.4 hereof.

3.3     Permitted Encumbrances. Unless Purchaser terminates this Agreement pursuant to Sections 3.2 or 3.4 hereof, Purchaser shall be deemed to have approved and to have agreed to purchase the Property subject to the following:

3.3.1     All exceptions to title shown in the Title Commitment or matters shown on the Survey which Purchaser has approved or is deemed to have approved pursuant to Section 3.2 hereof;

3.3.2     The lien of 2013 real and personal property taxes and assessments to the extent not yet due and payable;

3.3.3     Rights of the tenants on the Rent Roll;

3.3.4     Discrepancies, conflicts in boundary lines, shortages in area, encroachments, and any state of facts which an inspection of the Property or accurate survey would disclose and which are not shown by the public records.

All of the foregoing are referred to herein collectively as "Permitted Encumbrances."

3.4     Purchaser's Right to Terminate. Purchaser may, in its sole and absolute discretion, for any or no reason, terminate this Agreement by providing written notice to Seller prior to 5:00 p.m. Mountain Time on the date which is thirty (30) days following the Effective Date (the "Approval Date") that Purchaser elects to do so. This Agreement shall thereupon automatically terminate. Upon such termination, the Deposit shall be returned to Purchaser, and neither party shall have any further obligations under this Agreement, except for any provision of this Agreement providing that such obligation expressly survives the Closing or termination of this Agreement (the "Surviving Obligations").

3.5     Delivery of Title Policy at Closing. As a condition to Purchaser's obligation to close, the Title Company shall deliver to Purchaser at Closing or be irrevocably committed to issue a standard ALTA form Owner's Policy of Title Insurance (the "Title Policy") as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Purchaser as owner of the Land and the Improvements subject only to the Permitted Encumbrances, together with any endorsements Seller has agreed to provide to cure Purchaser's Title Objections. Seller shall execute at Closing an affidavit in such form as the Title Company shall reasonably require for the issuance of the Title Policy but, except as otherwise agreed to by the parties, not for any additional matters required for any endorsements desired by Purchaser.

3.6     "As-Is" Purchase. The Property is being sold in an "AS IS, WHERE IS" condition and "WITH ALL FAULTS" as of the Effective Date and of Closing. Except as expressly set forth in this Agreement and ANy warranty of title SET forth in the DOCUMENTS DELIVERED BY SELLER AT CLOSING (THE "CLOSING DOCUMENTS"), no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any Partner, Member, Manager, officer, person, firm, agent, attorney or representative acting or purporting to act on behalf of Seller as to (i) the condition or state of repair of the Property; (ii) the compliance or non-compliance of the Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of the Property; (iv) any other fact or condition which has or might affect the Property or the condition, state of repair, compliance, value, expense of operation or income potential of the Property or any portion thereof; or (v) whether the Property contains Hazardous substances (as DEFINED below). all understandings and agreements heretofore made between the PARTIES or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express the parties’ agreement. No party may rely upon any statement or representation by the other unless such statement or representation is specifically set forth in this Agreement or the Exhibits ATTACHED hereto.

Except with respect to any of the express representations of Seller contained in this Agreement, Purchaser waives its right to recover from, and forever releases and discharges Seller, Seller's affiliates, Seller's investment advisors, managers, members and consultants, including without limitation, the managers, partners, members, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Releasees") from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, "Claims"), that may arise on account of or in any way be connected with the Property, the physical condition thereof, or any Environmental Law (as defined below). Without limiting the foregoing, except with respect to any of the express representations of Seller contained in this Agreement, Purchaser, upon Closing, shall be deemed to have waived, relinquished and released Seller and all other Releasees from any and all Claims, matters arising out of latent or patent defects or physical conditions, violations of applicable laws (including, without limitation, any Environmental Laws) and, except as otherwise set forth in herein or in the Closing Documents, any and all other acts, omissions, events, circumstances or matters affecting the Property. As part of the provisions of this Section 3.6, but not as a limitation thereon, Purchaser hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and, except with respect to any of the express representations of Seller contained in this Agreement, Purchaser hereby waives any and all rights and benefits which it now has, or in the future may have conferred upon it, by virtue of the provisions of federal, state or local law, rules and regulations. Purchaser agrees that should any cleanup, remediation or removal of Hazardous Substances or other environmental conditions on or about the Property be required after the date of Closing, such clean-up, removal or remediation shall not be the responsibility of Seller, except with respect to any of the express representations of Seller contained in this Agreement. The release of Seller set forth in this Section 3.6 shall survive the Closing and shall not be merged with the Deed.

4.     SELLER'S COVENANTS FOR PERIOD Prior to Closing.

4.1     Insurance. Commencing on the Effective Date, Seller shall keep the Property insured under its current policies against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

4.2     Prohibited Activities. During the period commencing on the day that is five (5) days before the Approval Date through the earlier of: (i) the Closing Date and (ii) the date of termination of this Agreement, without the prior written consent of Purchaser which approval shall not be unreasonably withheld, conditioned or delayed prior to the Approval Date, but which consent may be withheld in Purchaser’s sole discretion at any time thereafter, Seller shall not: (a) enter into any lease of the Property without Purchaser's prior written approval; (b) except for the Leasing Cost Amendments as set forth in Section 6.4, amend, modify, terminate, extend or alter any Lease of the Property, waive any material obligation or duties of a tenant under any Lease or grant or deny any material consent requested of Seller under any lease; (c) enter into or amend, modify or terminate any Contract or agreement relating to the Property that will be binding on Seller after the Closing, provided that Seller shall have the right to enter into service contracts in the ordinary course of business on competitive terms and conditions so long as such contracts are terminable upon not more than 30 days' notice without penalty or default; (d) enter into or effect any transfer, sale, lien, encumbrance, assignment or conveyance of the Property, or any part thereof, or execute any easement, covenant or restriction that will encumber title to the Property; (e) transfer or remove any Personal Property except for the purpose of repair or replacement thereof; (f) make any material alterations to the Property; (g) apply any security deposits under Leases; or (h) enter into any Lease with an affiliate of Seller or any Contract with an affiliate of Seller which Purchaser will be obligated to assume. In addition, if Seller takes any of the foregoing actions after the Effective Date, but prior to the date that Purchaser’s consent is required hereunder, Seller shall provide Purchaser with prompt written notice thereof together with drafts of any proposed documents evidencing the same and an opportunity to comment with respect to the terms of such documents. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar or better quality of the item of Personal Property being replaced. Purchaser shall give Seller written notice approving or disapproving any matter submitted for approval pursuant to this Section 4.2 within three Business Days following Purchaser's receipt thereof. If Purchaser does not give written notice disapproving a submitted item within such period, Purchaser shall be deemed to have approved the matter. In addition, Seller shall not offer the Property for sale to any third party, nor negotiate, solicit, entertain or accept any offers to purchase the Property.

4.3     Maintain the Property. Seller shall maintain the Property in the condition in which it existed on the Effective Date, normal wear and tear and damage by casualty excepted. Seller shall not permit, create or cause to be created by, through or under Seller an encumbrance or additional exception to Seller's title to all or any part of the Land and the Improvements which encumbrance or additional title exceptions would appear in Purchaser’s title policy and extend beyond the Closing Date. Seller will substantially perform its material obligations under all Leases and Contracts that may affect the Property. To the extent received by Seller, from the Effective Date until Closing, Seller shall promptly deliver to Purchaser copies of written notices under Leases and/or Contracts, written notices of lawsuits and written notices of violations affecting the Property.

4.4     Tenant Estoppel Letters. Seller shall use commercially reasonable efforts to deliver to Purchaser, at least five days prior to the Closing Date, executed estoppel letters (the "Estoppel Letters") substantially in the form attached as Exhibit 4.4 (or, with respect to any tenant, such other form as may be provided for in such tenant's Lease) certified to Purchaser, its assigns and lender from all tenants of the Property. It shall be a condition precedent to Purchaser's obligation to purchase the Property as set forth in this Agreement (the "Estoppel Condition") that: (i) at least three (3) Business Days prior to the Closing, Purchaser receive satisfactory Estoppel Letters from each of the following tenants under Leases (collectively, the “Required Tenants”): Quiznos, PING, FTI Consulting, Newfield, WPX, Hall & Evans and Core Site, with such other tenants who, together with the Required Tenants, in the aggregate occupy 85% of the aggregate leased rentable space in the Improvements and (ii) with respect to any deviation from the form attached as Exhibit 4.4, the Estoppel Letters required pursuant to the foregoing clause (i), are otherwise in form and substance reasonably satisfactory to Purchaser. In connection with the foregoing, unless Purchaser shall object to the form of an Estoppel Letter within five (5) Business Days after receipt thereof, the form of such Estoppel Letter shall be deemed satisfactory to Purchaser. No later than five (5) Business Days after the Effective Date, Seller will deliver to Purchaser completed forms of Estoppel Letters, in the form attached hereto as Exhibit 4.4 or for any tenant in the form prescribed by its Lease and containing the information contemplated thereby, for all tenants. Within five (5) Business Days following Purchaser's receipt thereof, Purchaser will send to Seller notice either (i) approving such forms as completed by Seller or (ii) setting forth in detail all changes to such forms which Purchaser believes to be appropriate to make the completed forms of Estoppel Letters accurate and complete. Seller will make such changes to the extent Seller agrees such changes are appropriate, except that Seller will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit 4.4 or the form prescribed by any tenant's Lease. An Estoppel Letter shall be deemed satisfactory for purposes of satisfying the Estoppel Condition, if dated no earlier than July 28, 2013, does not disclose any default or other state of facts which is inconsistent with the Leases, the Rent Roll or the representations of Seller contained herein, and is in the form provided pursuant to the foregoing provisions of this Section 4.4. Seller shall diligently pursue Estoppel Letters from all tenants and promptly provide Purchaser with copies of all executed Estoppel Letters upon receipt and coordinate with Purchaser to address any material objections received from tenants to the Estoppel Letters. To the extent there are any guarantors of the obligations of any tenants under Leases, an Estoppel Letter shall not be deemed received with respect to such tenants unless the guarantor thereunder reaffirms in writing its obligations under the applicable guaranty and acknowledges that the guaranty remain in full force and effect. Seller's failure to satisfy the Estoppel Condition or any other obligations of Seller under this Section 4.4 shall in no event constitute a default by Seller under this Agreement. In the event of such failure, Purchaser's sole remedy shall be either to: (a) terminate this Agreement, in which event the Deposit shall be returned to Purchaser or (b) waive the Estoppel Condition and proceed with the Closing.

4.5     Termination of Agreements. Effective on or before the Closing Date, Seller shall, at its sole cost and expense, (i) terminate the lease of the parking facilities with Vector Property Services, LLC, (ii) terminate any property management or leasing agreements with respect to the Property, (iii) terminate any other Contracts which are not terminable upon thirty (30) days' notice that Purchaser advises Seller prior to the Approval Date that Purchaser desires to have terminated effective as of the Closing, and (iv) issue such termination notices as shall be appropriate to terminate Contracts requested to be terminated by Purchaser and terminable upon thirty (30) days’ notice; provided, however, Purchaser shall assume the Contracts set forth on Exhibit 4.5.

4.6     Seller Representations. Seller shall promptly deliver to Purchaser copies of written notices under Leases, notices of lawsuits and notices of violations affecting the Property.

5.     Representations and Warranties.

5.1     By Seller. Seller represents and warrants to Purchaser as follows:

5.1.1     Seller is a limited liability company duly formed and validly existing under the laws of the State of Colorado, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any term of its organizational documents. Seller has all necessary power and authority to enter into this Agreement and to consummate all of the transactions contemplated herein. The individuals executing this Agreement on behalf of Seller (or on behalf of any managers, members or partners of Seller) are duly authorized to execute, deliver and perform this Agreement on behalf of Seller (or on behalf of any managers, members or partners of Seller) and to bind Seller.

5.1.2     The execution and performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement to which Seller is a party.

5.1.3     There is no existing or pending litigation with respect to the Property and/or Seller nor to Seller's actual knowledge, have any such actions, suits, proceedings or claims been threatened or asserted, which could have a material adverse effect on the Property or Seller's ability to consummate the transactions contemplated hereby.

5.1.4     Seller has not received, with respect to the Property, written notice from any governmental authority regarding any change to the zoning classification, any condemnation proceedings or proceedings to widen or realign any street or highway adjacent to the Property, and to Seller’s actual knowledge, no such proceedings are contemplated.

5.1.5     Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended (hereinafter, the "Code").

5.1.6     Except as shown on (i) the Rent Roll provided by Seller to Purchaser on the Effective Date (as to the representation made on the Effective Date), (ii) the Rent Roll delivered on the Closing Date pursuant to Section 9.2.3 below (as to the representation made on the Closing Date), (iii) the telecommunications licenses, riser management agreements or rooftop contracts set forth on the Rent Roll provided by Seller to Purchaser on the Effective Date(the "Telecommunications Licenses"), or (iv) the Title Commitment, to Seller's actual knowledge, there are no persons in possession or occupancy of the Property, or any part thereof nor any persons who have possessory rights with respect to the Property or any part thereof. All information set forth in the Rent Roll is true, correct, and complete in all material respects as of its date.

5.1.7     Except as shown on Exhibit 5.1.7 attached hereto, there are no Contracts or other agreements affecting the Land or the Improvements (including without limitation management, maintenance, service, supply, purchase, consulting, advertising, promotion, public relations and construction contracts, agreements, commitments, guarantees and warranties) that will survive Closing and be binding upon Purchaser. Seller has received no written notice from any party of any breach, default or failure to perform any material obligations under any Contracts that has not heretofore been cured; and Seller has delivered no notice to any other party to any such Contracts alleging any breach thereunder which has not heretofore been cured, and to Seller’s knowledge, no such defaults exist. Seller has delivered to Purchaser true, correct and complete copies of all of the Contracts.

5.1.8     Seller has received no written notice of any violation of any federal, state or local law, order, rule, regulation, code, statute, or ordinance that could have any material effect on the Property, nor, to Seller’s knowledge, do any such violations currently exist.

5.1.9     During the period of time that Seller has owned the Property, Seller has not received any written notice of the violation of any law relating to Hazardous Substances that has not been cured or corrected. As used herein, the term "Hazardous Substances" means any hazardous or toxic materials, substances or wastes, subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (49 U.S.C. Section 1801, et seq.), the Hazardous Transportation Act (42 U.S.C. Section 6901, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq., or any other similar federal, state or local laws, regulations, rules or ordinances relating to environmental matters (collectively, "Environmental Laws"). Seller is not in possession of any additional environmental assessments or studies prepared on behalf of Seller with respect to the Property other than the environmental reports provided as part of the Property Documents.

5.1.10      (i) Except as shown on the Rent Roll provided by Seller to Purchaser on the Effective Date, there are no leasing commissions now or hereafter due with respect to the Leases for any current terms or exercised renewals, extensions or expansions, (ii)Seller has entered into no leasing brokerage or leasing commission agreements with respect to the Property, where a commission or fee has been earned but not fully paid, and (iii) Seller has not entered into any commission or leasing agreements relating to any future renewals, extensions or expansions with respect to the Leases or with respect to any future leases or as to the procuring of tenants.

5.1.11     No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against, or contemplated by Seller nor has Seller received any written notice that any such bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against, or contemplated by any tenant under a Lease.

5.1.12     Seller has received no written notice from any tenant of any breach or default by Landlord under the Leases that remains uncured.

5.1.13     The Rent Roll and the amount of all security deposits shown on the Rent Roll provided by Seller to Purchaser on the Effective Date are true and correct except as may be disclosed in the Estoppel Letters. Except as shown on such Rent Roll, as such Rent Roll may be updated at Closing, no rentals have been prepaid more than one month in advance.

5.1.14     Except as set forth on the Rent Roll, all bills for work done or materials furnished with respect to tenant improvement work and other alterations or improvements at the Property contracted for by Seller have been paid in full.

5.1.15     To Seller's actual knowledge, there is no public improvement benefitting the Property which has been ordered to be made and which has not heretofore been completed, assessed and paid for. Seller has not received any notice and has no actual knowledge of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Property. Other than the pending tax protest with respect to the 2013 tax year, there are no pending tax protests by Seller with respect to the Property.

5.1.16     Seller is not acting, directly or indirectly, for or on behalf of any person named by the United States Treasury Department as a Specifically Designated National and Blocked Person, or for or on behalf of any person designated in Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism. To Seller’s actual knowledge, Seller is not engaged in the transaction contemplated by this Agreement directly or indirectly on behalf of, or facilitating such transaction directly or indirectly on behalf of, any such person.

5.1.17     To Seller’s actual knowledge, no tenant under any Lease has assigned its interest under such Lease or subleased all or any portion of its premises, except as set forth on the Rent Roll. The Leases are in full force and effect and, to Seller’s actual knowledge and except as disclosed on the Rent Roll, none of the tenants are in default. To Seller's actual knowledge, except as disclosed on the Rent Roll, no tenant has made any outstanding assertion of, nor are any tenants entitled to, any defenses or offsets to rent accruing after the Closing Date. Except as set forth on the Rent Roll, all of the landlord’s obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have been paid and performed in full and all concessions from the landlord under the Leases (including, without limitation, rent abatement, free rent, and other rental payments) have been paid and performed in full. No tenant under the Leases has, nor to Seller’s actual knowledge does any other person or entity have, any right or option to purchase all or any portion of the Property. Seller has delivered to Purchaser true, correct and complete copies of all of the Leases.

5.1.18     Seller has no employees.

5.2     By Purchaser. Purchaser represents and warrants to Seller as follows:

5.2.1     Purchaser is a limited liability company formed and validly existing under the laws of State of Delaware, and as of the Closing shall be authorized to do business in the State of Colorado, has duly authorized the execution and performance of the Agreement, and such execution and performance will not violate any terms of its organization documents.

5.2.2     The execution and performance of this Agreement will not violate any material term of any agreement by which Purchaser is bound.

5.2.3     Purchaser, or its designated assignee, is acting as principal in this transaction with authority to close the transaction.

5.2.4     No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

5.2.5     Purchaser acknowledges that by the Closing Date, Purchaser will have had sufficient opportunity to inspect the Property fully and completely at its expense in order to ascertain to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.

5.2.6     Purchaser acknowledges that, by the Closing Date, Purchaser will have had sufficient opportunity to review the Leases, contracts, expenses and other matters relating to the Property in order to determine, based upon its own investigations, inspections, tests and studies, whether to purchase the Property and to assume Seller's obligations under the Leases, contracts and otherwise with respect to the Property.

5.2.7     To Purchaser’s knowledge, Purchaser is not acting, directly or indirectly, for or on behalf of any person named by the United States Treasury Department as a Specifically Designated National and Blocked Person, or for or on behalf of any person designated in Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism. To Purchaser’s knowledge, Purchaser is not engaged in the transaction contemplated by this Agreement directly or indirectly on behalf of, or facilitating such transaction directly or indirectly on behalf of, any such person. The provisions of this Section 5.2.7 shall not apply to any interest in Purchaser which is owned through publicly traded shares of ownership interests in Purchaser or its affiliates.

5.3     Mutual. Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with the Agreement or the sale of the Property, except for Cushman & Wakefield ("Seller's Broker"), who represents Seller in connection herewith. Seller shall pay Seller's Broker a commission pursuant to a separate written agreement with Seller's Broker. Each party will indemnify, defend and hold the other harmless (including reasonable attorney’s fees) from the claims of any other brokers claiming by, through or under that party with respect to compensation due in connection with this Agreement or in connection with the sale of the Property. The terms and provisions of this Section 5.3 shall survive Closing.

6.     Costs and Prorations.

6.1     Purchaser's Costs. Purchaser shall pay the following costs of closing this transaction:

6.1.1     The fees and disbursements of its counsel, inspecting architect and engineer and any other consultants engaged by Purchaser, if any;

6.1.2     Any and all recording fees and sales taxes in connection with the transfer of the Property;

6.1.3     Any fees due to Purchaser’s lenders, if any;

6.1.4     The cost of any premium charges or endorsements to the Owner's Title Policy, including any additional premium charges for endorsements, deletions of exception items, and extended coverage (but excluding any deletions obtained by Seller to cure title defects that it has agreed to cure);

6.1.5     The cost of transfer taxes and deed stamp fees in connection with the transfer of the Property;

6.1.6     One-half of Escrow Holder’s escrow fees; and

6.1.7     Any other expenses incurred by Purchaser or its representatives in inspecting or evaluating the Property or closing this transaction.

6.2     Seller's Costs. Seller shall pay the following costs of closing this transaction:

6.2.1     The cost of the Title Commitment and the basic Owner's Title Policy in the amount of the Purchase Price, excluding any additional cost for endorsements, but including any endorsements or deletions obtained by Seller to cure title defects that it has agreed to cure;

6.2.2     The cost of the Survey;

6.2.3     The recording fees for releases or title curative documents in order to convey title as required hereunder;

6.2.4     The fees and disbursements of Seller's counsel;

6.2.5     Commissions to Seller's Broker in connection with the purchase and sale contemplated hereunder in accordance with Section 5.3 above;

6.2.6     One-half of Escrow Holder’s escrow fees; and

6.2.7     The cost to transfer any letters of credit that are security deposits which are not the responsibility of the tenant under the applicable Lease.

6.3     Adjustments and Prorations. Adjustments and prorations with respect to the Property shall be computed and determined between the parties as of 12:01 a.m. Mountain Time on the Closing Date as follows:

6.3.1     General real estate taxes, special assessments and personal property taxes shall be prorated as of the Closing Date, and Seller or Purchaser shall receive a credit at Closing, as appropriate. Without affecting the obligations set forth in this Section 6.3.1, the prorations for real and personal property taxes shall be equitably adjusted to reflect any such items directly paid by tenants to the applicable third-party payees. If final taxes or special assessments attributable to 2013 (and commonly payable in 2014) are not known as of the Closing, the parties agree to reprorate when such amounts become known. At Closing, Purchaser shall receive a per diem credit for 2013 taxes based on the known 2012 tax bills with the 2013 amount being subject to reproration once the final 2013 bills are available, provided however that Seller shall not be responsible for any increases in such taxes resulting from the sale contemplated hereby. Seller has paid or shall pay prior to Closing all 2012 real estate and personal property taxes.

6.3.2     All rents and other sums ("Rents") received from tenants of the Property prior to Closing will be prorated as of the Closing Date. All Rents received from tenants that are attributable to the period prior to the Closing Date will be retained by Seller. All Rents that are attributable to the period on and after the Closing Date will be paid to Purchaser by the tenants or, to the extent received by Seller, credited to Purchaser at Closing. Seller shall not be entitled to any credits at Closing for any unpaid or delinquent rents as of the Closing Date. All Rents received by Seller on and after the Closing Date shall be held in trust by Seller for Purchaser and shall be promptly delivered to Purchaser by Seller for application as provided in this Section 6.3.2. All Rents received by or credited to Purchaser on and after the Closing Date, shall be applied (i) first to Rents due under the Leases attributable to the period on and after the Closing Date and (ii) then to any delinquent Rents due to Seller. Purchaser shall use commercially reasonable efforts (without litigation) to collect or attempt to collect delinquent Rents, which efforts shall be limiting to invoicing the tenant therefor. Any reasonable out-of-pocket costs incurred by Purchaser in collection of delinquent Rents shall be deducted by Purchaser prior to payment to Seller. If Purchaser has been unable to collect any delinquent Rents (attributable to the period prior to Closing) within forty-five (45) days after Closing, Seller shall have the right to contact tenants to request payment of delinquent Rents after the Closing Date and to institute legal proceedings solely limited to Seller obtaining a monetary judgment for such delinquent Rents and amounts and costs associated therewith.

6.3.3     Any security deposits of tenants that are held by Seller will be credited to Purchaser. Any letters of credit that are security deposits will be transferred to Purchaser at Closing.

6.3.4     All amounts payable, owing or incurred in connection with the Property under the Contracts and Telecommunications Licenses to be assumed by Purchaser under the Assignment and Assumption of Contracts and Warranties described in Section 9.2.4 shall be prorated as of the Closing Date, and Seller shall be responsible for all amounts payable under the Contracts which are to be terminated as of Closing pursuant to Section 4.5.

6.3.5     Seller shall be credited for any utility deposits transferred hereunder. All other utility deposits may be withdrawn by and refunded to Seller, and Purchaser shall make its own replacement deposits for utilities as may be required by the applicable utilities.

6.3.6     The Deposit shall be paid to Seller as a credit against the Purchase Price.

6.3.7     All utility charges that are not separately metered to tenants will be prorated to the Closing Date. Seller will obtain a final billing therefor and pay any amounts owing for the period prior to the Closing Date. Purchaser shall pay any amounts owing for the period on and after the Closing Date. To the extent that utility bills cannot be prorated in the foregoing manner, they shall be prorated as of the Closing Date based on the most recent bills available and re-prorated when the final bills are received.

6.3.8     Leasing Costs shall be allocated as set forth in Section 6.4.

6.3.9     Unless provided otherwise hereinabove, such other items which are customarily prorated in a purchase and sale of the type contemplated hereunder shall be prorated as of the Closing Date.

6.3.10     Seller is currently collecting from tenants additional Rents to reimburse taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, "Pass Through Charges") incurred by Seller in connection with the ownership, operation, maintenance and management of the Property. Certain Pass Through Charges have been estimated. The Pass Through Charges will be prorated as of the Closing Date based on the current estimates used by Seller. However, with respect to actual Pass Through Charges not known as of the Closing Date, Purchaser will prepare operating expense statements for the Property for the calendar year in which the Closing occurs ("Reconciliation Statement") within 90 days following the end of the calendar year in which the Closing occurs. Seller will cooperate with Purchaser in Purchaser’s preparation of the Reconciliation Statement by providing to Purchaser any necessary information in Seller’s possession or reasonable control. Seller shall have 15 Business Days in which to object to or comment upon the Reconciliation Statement, and the parties shall cooperate in good faith to resolve such objections or comments in order to agree upon a final Reconciliation Statement. If Seller does not comment or object to the Reconciliation Statement within the 15-day period, it shall be deemed to have approved the Reconciliation Statement. If Seller collected Pass Through Charges in excess of a tenant’s actual share thereof, then Seller shall pay Purchaser such excess within 10 days after Seller’s approval of the Reconciliation Statement. If Seller collected Pass Through Charges that are less than a tenant’s actual share thereof, then Purchaser shall pay Seller the amount thereof within 10 days after Seller’s approval of the Reconciliation Statement.

6.3.11     The provisions of this Section 6.3 shall survive the Closing.

6.4     Leasing Costs. Purchaser shall pay all Leasing Costs (hereinafter defined) with respect to Leases entered into after the Effective Date. If Seller has paid such amounts prior to the Closing Date with regard to Leases approved by Purchaser entered into after the Effective Date, Purchase shall reimburse Seller for such payments at Closing. Notwithstanding anything in this Agreement to the contrary but expressly subject to the terms of this Section 6.4, prior to the Closing, Seller shall pay and satisfy in full all leasing commissions, costs for tenant improvements, tenant improvement allowances and free rent periods (collectively, "Leasing Costs") with respect to any existing Leases, occupancy agreements, or amendments to existing Leases. In furtherance of the foregoing, from and after the Effective Date, Seller shall diligently pursue amendments with all tenants under Leases where the landlord is responsible for Leasing Costs (including, without limitation, Hall & Evans LLC and Core Site LLC) in form reasonably satisfactory to Purchaser, pursuant to which all landlord obligations with respect to Leasing Costs shall be eliminated in their entirety at or prior to the Closing (any such amendment, a “Leasing Cost Amendment”). In the event Seller is unable to obtain such amendments prior to the Closing Date with respect to any tenants under Leases where the landlord is responsible for Leasing Costs, then at Closing, Purchaser shall assume the obligation to pay such Leasing Costs, and shall receive a credit against the Purchase Price in an amount equal to the sum of all such Leasing Costs assumed by Purchaser.

7.     Damage, Destruction or Condemnation.

7.1     Casualty. In the event of damage to the Property by fire or other casualty prior to the Closing Date, Seller shall promptly notify Purchaser of such fire or other casualty. If the fire or other casualty causes damage which (a) would cost in excess of $2,000,000.00 to repair, (b) materially and adversely affects access to the Property, or (c) entitles any Required Tenant to terminate its Lease as a result thereof, then Purchaser may elect, by written notice to be delivered to Seller on or before the sooner of (i) the 15th day after Purchaser's receipt of such notice, or (ii) the Closing Date, to either: (a) close the transaction contemplated by this Agreement and receive (x) all insurance claims and proceeds paid or payable to Seller as a result of such fire or other casualty, with the same being paid or assigned to Purchaser at Closing and (y) a credit against the Purchase Price of the deductible for any applicable insurance policies under which proceeds are to be paid to Purchaser or (b) terminate this Agreement and receive a return of the Deposit in which case the parties shall have no further obligations hereunder except for the Surviving Obligations. If the damage to the Property by fire or other casualty prior to the Closing Date (a) would cost less than or equal to $2,000,000.00 to repair, (b) does not materially and adversely affect access to the Property, and (c) does not entitle any Required Tenant to terminate its Lease as a result thereof, Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, and Seller shall have the right to elect to either (A) repair and restore the Property if such repair or restoration may be completed prior to the Closing Date or (B) to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty in which case Purchaser will receive a credit against the Purchase Price in the amount of the deductible for any applicable insurance policies under which proceeds are to be paid to Purchaser and Seller shall deliver any rental insurance proceeds received by Seller for the period following Closing to Purchaser, and shall assist Purchaser in making any claims with respect to same. The provisions of this Section 7.1 shall survive the termination of this Agreement.

7.2     Condemnation. If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or a conveyance in lieu thereof, or if notice of a condemnation proceeding with respect to the Property is received by Seller (a copy of which notice shall be immediately delivered by Seller to Purchaser), Seller shall promptly notify Purchaser of such condemnation or a conveyance in lieu thereof. Purchaser may elect, by written notice to be delivered to Seller on or before the 15th day after Purchaser's receipt of such notice, to terminate this Agreement, in which event the Deposit shall be returned to Purchaser, and the parties hereto shall have no further obligations hereunder (except for the Surviving Obligations). If Purchaser elects to close this transaction notwithstanding such taking or condemnation, Purchaser shall be entitled to any award due to Seller as a result of such condemnation proceedings, with the same being paid or assigned to Purchaser at Closing.

8.     Notices.

Any notice required or permitted to be given hereunder shall be deemed to be given (i) upon receipt if hand delivered, (ii) one Business Day after pickup by or delivery to Emery Air Freight, Airborne, Federal Express, or similar overnight express service, (iii) upon transmittal if sent via e-mail (only as provided below), or (iv) upon confirmation of transmission if sent by facsimile (only as provided below), and in each such cases addressed to the parties at their respective addresses set forth in the Term Sheet incorporated above) or in each case to such other address as either party may from time to time designate by giving notice in writing to the other party. Except for e-mail and facsimile notices between 9:00 a.m. and 5:00 p.m. Mountain Time on a Business Day that are followed up by an overnight courier delivery, telephone and facsimile numbers and email addresses are for informational purposes only. Effective notice will be deemed given only as provided above.

9.     Closing.

9.1     Conditions to Closing.

9.1.1     Purchaser's Conditions to Closing. The obligation of Purchaser to purchase the Property as set forth in this Agreement is contingent upon satisfaction or waiver by Seller of all of the following conditions precedent:

(a)     Representations and Warranties. All of Seller's representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, except for (i) changes in such representations as a result of facts or circumstances, the occurrence of which have been consented to or approved in writing by Purchaser, and (ii) acts required or permitted to be done by Seller pursuant to and in accordance with the provisions of this Agreement. Purchaser shall give written notice to Seller within five days after Purchaser's knowledge that any Seller representation and warranty is not true and correct; provided, however, that Purchaser's failure to give such written notice shall in no instance constitute a default by Purchaser under this Agreement.

(b)     Seller's Agreements. Performance by Seller in all material respects of Seller's obligations under this Agreement to be performed at or before the Closing Date.

(c)     Litigation. There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby.

(d)     Estoppel Letters. Purchaser shall have received the required tenant Estoppel Letters in the manner described in Section 4.4 herein.

(e)     Title Policy. The Title Company shall be irrevocably committed to issue the Title Policy to Purchaser in accordance with Section 3.5 hereof.

(f)     Required Leases. (i) As of the Closing Date, the Leases for each of the Required Tenants shall be in full force and effect, and Seller shall have not sent nor received written notice of a material monetary default or claim by Seller or any such Required Tenant under any Required Tenant's Lease that has not been cured to the satisfaction of Purchaser or otherwise waived in writing to the satisfaction of Purchaser, and (ii) on or prior to the Closing Date no Required Tenant shall have initiated or had initiated against it any insolvency, bankruptcy, receivership or similar proceeding which has not been dismissed.

In the event any of the conditions set forth in this Section 9.1.1 are not fulfilled or waived, Purchaser may, by written notice to Seller, terminate this Agreement, whereupon, absent any default by Purchaser resulting in the failure of any of Seller’s conditions precedent to Closing, the Deposit shall be paid to Purchaser, and all rights and obligations hereunder of each party shall terminate except for the Surviving Obligations; provided, however, if the failure of any condition was the result of a default by Seller, Purchaser shall have its rights and remedies as set forth in Section 10.2.

9.1.2     Seller's Conditions to Closing. The obligation of Seller to sell the Property as set forth in this Agreement is contingent upon satisfaction or waiver by Purchaser of all of the following conditions precedent:

(a)     Representations and Warranties. All of Purchaser's representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, except for (i) facts or circumstances, the occurrence of which have been consented to or approved in writing by Seller, and (ii) acts done or suffered to be done by Purchaser pursuant to and in accordance with the provisions of this Agreement. Seller shall give written notice to Purchaser within five days after Seller's knowledge that any Purchaser representation and warranty is not true and correct; provided, however, that Seller's failure to give such written notice shall in no instance constitute a default by Seller under this Agreement.

(b)     Purchaser's Agreements. Performance by Purchaser in all material respects of Purchaser's obligations under this Agreement to be performed at or before the Closing Date.

(c)     Litigation. There shall exist no pending or threatened action, suit or proceeding with respect to Purchaser before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby.

In the event any of the conditions set forth in this Section 9.1.2 are not fulfilled or waived, Seller may, by written notice to Purchaser, terminate this Agreement, whereupon the Deposit shall be paid to Seller, unless the failure of such condition was the result of a default by Purchaser, and all rights and obligations hereunder of each party shall terminate except for the Surviving Obligations.

9.2     Seller's Deliveries. Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

9.2.1     A duly executed special warranty deed (the "Deed") to the Property, in the form attached hereto as Exhibit 9.2.1, subject only to the Permitted Encumbrances and other matters subsequently approved by Purchaser, together with any applicable real estate transfer declarations.

9.2.2     Two duly executed counterparts of a Bill of Sale covering the Personal Property in the form attached hereto as Exhibit 9.2.2.

9.2.3     (i) a Rent Roll dated as of the date of Closing certified by Seller to be true and correct subject to any exceptions noted in the Estoppel Letters; and (ii) two duly executed counterparts of an assignment of such leases, deposits, and prepaid rents by way of an Assignment and Assumption of Leases agreement in the form attached hereto as Exhibit 9.2.3, and (iii) originals (or copies where originals are not available) of all Leases.

9.2.4     (i) Originals (or copies where originals are not available) of all Contracts relating to the Property which are being assumed by Purchaser in accordance with the terms hereof; and (ii) an assignment of such Contracts to Purchaser by way of an Assignment and Assumption of Contracts and Warranties agreement, in the form attached hereto as Exhibit 9.2.4, provided that Purchaser shall be responsible for all expenses in connection with the assignment of any warranty or guaranty assigned thereunder. In addition, Seller shall, at the request of Purchaser, execute and deliver a separate Assignment and Assumption of Contracts and Warranties agreement, in the form attached hereto as Exhibit 9.2.4 to FSP Protective TRS Corp. with respect to certain designated Leases and Contracts as directed by Purchaser.

9.2.5     All books and records at the Property held by or for the account of Seller, including, without limitation, plans and specifications, as available together with a set of keys, as well as all master keys and access cards, to the Property.

9.2.6     An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 9.2.6.

9.2.7     All of the original Leases and Telecommunications Licenses in the possession of Seller, together with a letter notifying tenants of the conveyance of the Property in the form attached hereto as Exhibit 9.2.7.

9.2.8     A letter notifying other parties to any Contracts being assigned by the Assignment and Assumption of the assignment of such Contracts to Purchaser in the form of Exhibit 9.2.8; provided that Purchaser shall prepare such letters for Seller's execution at Closing.

9.2.9     A certificate stating Seller's representations and warranties as of the Closing Date.

9.2.10     An affidavit and certificate as to parties in possession and debts and liens in a form reasonably required by the Title Company and reasonably acceptable to Seller.

9.2.11     A settlement statement with final closing prorations and adjustments.

9.2.12     All letters of credit and other non-cash security deposits for which Purchaser is not receiving a credit, together with documents of assignment running in favor of Purchaser, if any. In the event any deposits are in the form of a letter of credit, then Seller shall deliver at Closing the original letter(s) of credit, together with documentation sufficient to cause the letter(s) of credit to be assigned to Purchaser upon approval thereof by the issuer of the letter(s) of credit,

9.2.13     Evidence reasonably satisfactory to the Title Company regarding the good standing of Seller and the legal authority of Seller to execute and deliver this Agreement and the other documents which Seller is required to deliver under this Agreement.

9.2.14     Evidence of termination of existing management and leasing agreements, as well as all Contracts which Seller is required to terminate pursuant to Section 4.5.

9.2.15     Such other documents and instruments as may be specified in this Agreement or as may be necessary or convenient to close the purchase and sale in accordance with this Agreement.

9.3     Purchaser's Deliveries. At the Closing, Purchaser shall (i) pay Seller the Purchase Price and (ii) execute the agreements referred to in Sections 9.2.2, 9.2.3(ii), and 9.2.4(ii).

9.4     Possession. Purchaser shall be entitled to possession of the Property upon conclusion of the Closing.

9.5     Insurance. Seller shall terminate its policies of insurance as of noon on the Closing Date, and Purchaser shall be responsible for obtaining its own insurance thereafter.

10.     Default.

10.1     Purchaser Default. If Purchaser shall fail to perform its obligations at Closing, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement by delivering written notice of termination to Purchaser and in such event, the Deposit shall be retained by Seller as liquidated damages as Seller's sole and exclusive remedy (except in connection with Purchaser's breach of a Surviving Obligation), and both parties shall be relieved of and released from any further liability hereunder except for the Surviving Obligations. Seller and Purchaser agree that damages cannot be foreseen in the event of Purchaser's default, that the Deposit is a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or forfeiture.

10.2     Seller Default. If Seller shall breach its obligations hereunder or be in default under this Agreement, Purchaser may elect as its sole and exclusive alternative remedies hereunder either to: (i) terminate the Agreement and recover the Deposit or (ii) enforce Seller's obligations to convey the Property by filing a suit for specific performance within 60 days of such notice of Seller's default. Purchaser waives any right to receive actual, consequential, special, punitive or other damages as a result of Seller's default; provided that the foregoing waiver shall not affect Purchaser's rights under Section 11.15 below or Purchaser's rights to receive reimbursement of its costs as provided in this Section 10.2. In the event Purchaser elects to terminate this Agreement as provided in this Section 10.2, Seller shall, within 30 days after receipt of supporting documentation from Purchaser, pay to Purchaser the total out-of-pocket costs incurred by Purchaser in connection with this Agreement and Purchaser’s due diligence activities, up to $200,000.00, including amounts incurred by Purchaser in its inspection and investigation of the Property and attorneys' fees in connection with negotiation of this Agreement and any loan documents in connection therewith. Notwithstanding the foregoing, if specific performance is not available or attainable solely as a result of Seller's conveyance of the Property or conveyance of superior right to purchase the Property to a third party in breach of this Agreement, then Seller shall be liable to Purchaser for actual damages caused by Seller's breach up to $3,000,000.00 ("Seller’s Maximum Liability"), and Purchaser hereby waives all damages in excess thereof.

11.     Miscellaneous.

11.1     Entire Agreement. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference and the Indemnity Agreement, which is incorporated herein by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

11.2     Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

11.3     Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the state of Colorado.

11.4     Assignability. Except for an Approved Assignment made with three Business Days prior written notice to Seller, Purchaser may not assign this Agreement without first obtaining Seller's written consent. Any assignment in contravention of this provision shall be void. No assignment shall release the Purchaser from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto. If Purchaser requests Seller's written consent to any assignment, Purchaser shall (i) notify Seller in writing of the proposed assignment, (ii) provide Seller with the name and address of the proposed assignee, (iii) provide Seller with financial information including financial statements of the proposed assignee, and (iv) provide Seller with a copy of the proposed assignment. Purchaser shall be entitled to assign this Agreement to any entity that is a wholly owned subsidiary of Purchaser (an "Approved Assignment"); provided that the assignee assumes all of the obligations of assignor under this Agreement.

11.5     Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

11.6     No Public Disclosure. Seller shall make no public announcement or other disclosure of this Agreement or any information related to this Agreement to outside brokers or third parties, before the Closing, without the prior written specific consent of Purchaser; provided, however, that Seller may make disclosure of this Agreement to its investors, lenders, creditors, officers, employees and agents. Purchaser shall make no public disclosure of the terms of this transaction, including without limitation, the Purchase Price or any of the terms of this Agreement prior to the Closing, without the prior written consent of Seller, except that Purchaser may discuss the transaction in confidence with its parent entity and affiliates and with prospective lenders, investors, underwriters of Purchaser or its parent entity or affiliates, and with persons assisting Purchaser in the transaction; provided that the prospective mortgagees and such persons are informed of this non-disclosure provision agreement and agree to be bound by the terms hereof. Notwithstanding anything to the contrary contained herein, Purchaser and Seller may disclose any information with respect to the transaction contemplated by this Agreement to and as required by the U.S. Securities and Exchange Commission or as otherwise required, requested or demanded by law, regulation or legal process, including, without limitation, the filing of a complete copy of this Agreement with the U.S. Securities and Exchange Commission.

11.7     Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of it provisions.

11.8     Attorneys' Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs. The provisions of this Section 11.8 shall survive termination and Closing.

11.9     No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

11.10     Time of Essence. Time is of the essence in this Agreement.

11.11     Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

11.12     Recordation. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

11.13     Proper Execution. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser.

11.14     Tax Protest. If, as a result of any tax protest or otherwise, any refund is paid or reduction of any real property or other tax or assessment is made available relating to the Property with respect to any period prior to the 2013 tax year, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less the equitable prorated costs of collection and any amounts due to tenants. Purchaser shall be entitled to retain any refund or benefit of reduction attributable to tax year 2013 and periods thereafter; provided, however, Seller shall receive any amounts due pursuant to the reprorations in Section 6.3

11.15     Survival and Limitation of Representations and Warranties; Seller's Knowledge. Unless otherwise a breach of Seller’s obligations under this Agreement, no changes in the condition or matters which are the subject of any of the representations and warranties of Seller in this Agreement shall constitute a default by Seller or give rise to any claim by Purchaser; provided that Purchaser shall retain its rights under Section 9.1.1 hereof. In the event Purchaser discovers prior to Closing that any of Seller’s representations and warranties were untrue in any material respect when made, then Purchaser, as its sole remedy, may either: (i) accept a qualification to Seller’s representations and warranties as of the Closing and complete the purchase and sale of the Property in accordance with the terms hereof and thereby waive any rights to recovery for breach of the representation and warranty or (ii) elect to terminate this

Agreement by delivering written notice thereof to Seller on or before the Closing in which event Seller shall, within 30 days after receipt of supporting documentation from Purchaser, pay to Purchaser the total out-of-pocket costs incurred by Purchaser in connection with this Agreement and Purchaser’s due diligence activities, up to $200,000.00, including amounts incurred by Purchaser in its inspection and investigation of the Property and attorneys' fees in connection with negotiation of this Agreement and any loan documents in connection therewith, and Purchaser will be entitled to the return of the Deposit. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, except as set forth in Section 10.2 and except for amounts payable under Section 5.3, the maximum aggregate liability of Seller and the maximum aggregate amount which may be awarded to and collected by Purchaser for any breach of this Agreement by Seller prior to or after the Closing (including, without limitation, the breach of any covenants, representations or warranties contained herein and in any and all documents executed pursuant hereto or in connection herewith including the indemnifications for pre-closing liabilities set forth in the Assignment and Assumption of Leases and the Assignment and Assumption of Contracts and Warranties, in the aggregate) shall not exceed the lesser of: (a) Purchaser’s actual out-of pocket costs or (b) Seller's Maximum Liability. Notwithstanding the foregoing or anything contained in this Agreement, however, if the Closing occurs, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make any claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the transaction as the result of any breach of Seller's covenants, representations or warranties herein if (x) Purchaser knew or should have known based on the Property Documents available to Purchaser that such covenant, representation or warranty was untrue, inaccurate or unperformed at the time of the Closing, (y) Purchaser's damages as a result of such covenants, representations or warranties being untrue, inaccurate or unperformed are reasonably estimated to aggregate less than $50,000.00 or (z) if an action has not been filed with a court of competent jurisdiction and summons and complaint duly served upon Seller claiming such breach and action for damages within six (6) months after the Closing Date. The provisions of this Section 11.15 shall survive the Closing and shall not be merged therein.

Whenever a representation or warranty is made in this Agreement on the basis of Seller's actual knowledge, such representation and warranty is made solely on the basis of the actual knowledge without inquiry or investigation of Peter Savoie, the person having responsibility for the asset management of the Property.

11.16     No Processing. Without Seller's prior written consent, until the Closing, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof, or have any communications with any governmental agency or official relating to the condition (environmental or otherwise) of the Property.

11.17     Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Mountain Time. For purposes hereof, the term "day" means a calendar day, and the term "Business Day" means any day that is not a Saturday or Sunday, on which commercial banks are generally open for business in the state in which the Land is located.

11.18     Number and Gender. When necessary for proper construction hereof, the singular of any word used herein shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

11.19     Limitation of Liability. None of Seller's partners, members, managers, officers, agents or employees shall have any personal liability of any kind or nature or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser waives for itself and for anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

11.20     Audit. For a period of ninety (90) days from and after the Closing, Purchaser may, at its sole cost and expense, cause an independent accounting firm to prepare and deliver to Purchaser (and Seller if requested by Seller in writing) an audit of the historical statement of revenues and direct operating expenses of the Property (the “Audit”) for the calendar years 2011, 2012 and 2013 (through the date of Closing). In connection with the Audit, Seller acknowledges and agrees that (i) the Audit may be included in any filing or filings, as the case may be, that Purchaser (or any affiliate of Purchaser) is required to file with the Securities and Exchange Commission, (ii) it will reasonably cooperate with Purchaser and its independent accounting firm and (iii)it will consent to the retention of Seller’s independent accounting firm by Purchaser (or any affiliate of Purchaser) to prepare and deliver the Audit. The provisions of this Section 11.20 shall survive the Closing.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date set forth below, effective as of the date set forth above.

SELLER:	MG-1005, LLC,
a Colorado limited liability company

	By:	/s/ Peter W. Savoie
	Name:	Peter W. Savoie
	Title:	Authorized Signatory

PURCHASER:	FSP 1001 17th Street LLC,
a Delaware limited liability company

By:
	Name:	George J. Carter
	Title:	President

ESCROW HOLDER ACKNOWLEDGMENT

     An original, fully executed copy of this Agreement, together with the Deposit, has been received by the Escrow Holder this       day of      , 2013, and by execution hereof the Escrow Holder hereby covenants and agrees to be bound by the terms of this Agreement.

By:
Name:
Title:

Signature Page

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date set forth below, effective as of the date set forth above.

SELLER:	MG-1005, LLC,
a Colorado limited liability company

By:
Name:
Title:

PURCHASER:	FSP 1001 17th Street LLC,
a Delaware limited liability company

	By:	/s/ George J. Carter
	Name:	George J. Carter
	Title:	President

ESCROW HOLDER ACKNOWLEDGMENT

     An original, fully executed copy of this Agreement, together with the Deposit, has been received by the Escrow Holder this       day of      , 2013, and by execution hereof the Escrow Holder hereby covenants and agrees to be bound by the terms of this Agreement.

By:
Name:
Title:

Signature Page

EXHIBIT 1.1.1

LEGAL DESCRIPTION

Lots 1 through 32, inclusive, Block 96,

together with all of the platted, now vacated, alley in said Block,

East Denver, according to the recorded plat thereof

City and County of Denver, State of Colorado.

Exhibit 1.1.1 - Page 1

EXHIBIT 1.1.4

PERSONAL PROPERTY

See attached.

Exhibit 1.1.4 - Page 1

1001 - 17th Street
FF&E Inventory

Amount	Description
1	Dell Latitude D520 Laptop
3	Avaya Partner Phones
1	Sharp portable air conditioner
1	HP LaserJet 3050 printer/fax machine
2	Nextel Blackberry 7100i phone (Ken & Wendy)
1	Honeywell Quiet Care Humidifier
1	Panasonic DMC-LZ7 digital camera
2	Creative Lab Speaker Systems (Roger & Ken)
1	Dell Optiplex 740 full tower desktop computer (Ken)
2	Nextel Blackberry 7100i phones (Mike & Corey)
5	Nextel 1355 phones (Security & Janitorial)
2	Apollo Desk Chairs with Soft Casters (Security)
1	Dell Optiplex 740 Computer (Alison)
2	HP LaserJet P2005D printers
1	Right Single Pedestal Desk (Alison)
1	Bridge with Hinged Door (Alison)
1	Left Lateral File Credenza (Alison)
1	30" Overhead Cabinet (Alison)
1	36" Overhead Cabinet (Alison)
1	Black Task Light (Alison)
1	Tack Board with Route for Task Light (Alison)
1	Black Plastic Center Drawer (Roger)
2	30" Overhead Cabinet (Roger)
1	Black Task Light (Roger)
1	Tack Board= with Route for Task Light (Roger)
1	Mobile Pedestal (Roger)
1	Apollo Desk Chair (Roger)
1	Left Single Pedestal Desk (Wendy)
1	Black Plastic Center Drawer (Wendy)
1	Rectangular Work Surface (Wendy)
2	Box/Box/File Pedestal (Wendy)
1	Filler Strip (Wendy)
2	30" Overhead Cabinet (Wendy)
1	Black Task Light (Wendy)
1	Tack Board with Route for Task Light (Wendy)
1	4-Drawer Lateral File Credenza
1	Apollo Desk Chair (Wendy)
1	Right Single Pedestal Desk (Ken)
1	Black Plastic Center Drawer (Ken)
1	Rectangular Work Surface (Ken)
1	File/File Pedestal
2	Filler Strip (Ken)
2	30" Overhead Cabinet (Ken)
1	Black Task Light (Ken)

1001 - 17th Street
FF&E Inventory

Amount	Description
1	Tack Board with Route for Task Light (Ken)
1	Apollo Desk Chair (Ken)
1	10' Rectangular Table Top (Conf. Rm.)
3	Cylinder Base (Conf. Rm.)
2	Electrical Grommet with Ports (Conf. Rm.)
1	3' Visual Presentation Board (Conf. Rm.)
1	Storage Credenza (Conf. Rm.)
10	Apollo Desk Chairs (Conf. Rm.)
3	4-Drawer Metal Lateral File 42"W
3	3-Drawer Metal Lateral File 36"W
1	Apollo Desk Chair (Reception)
2	Citi Lounge Chair (Reception)
1	Citi Coffee Table (Reception)
1	Used Break Room Table (Kitchen)
2	Used Break Room Chairs (Kitchen)
8	Compel Match Visitor Chairs
1	Reception Desk Shell (Reception)
1	Frosted Glass Transaction Top (Reception)
1	42" Bridge (Reception)
1	Credenza Shell (Reception)
1	Pedestal Drawer Unit (Reception)
1	2-Drawer Lateral File Cabinet (Reception)
1	Pencil Drawer (Reception)
2	Nextel Blackberry 7100i (Stuart & Prop. Asst.)
1	HP LaserJet P2005D printers
1	Blackberry Curve 8350i (Ken)
2	Nextel i365 phone (Lobby & Rover)
2	Blackberry Curve 8350i (Corey & Mike)
1	Blackberry Curve 8350i (Roger)
1	Blackberry Curve 8350i (Klayton)
1	Blackberry Curve 8350i Smartphone (Wendy)
2	Dell Optiplex 990 CPU's & Monitors (Roger & Wendy)
2	4 drawer metal filing cabinets
1	Conference Room Table
1	Dell Optiplex GX1 CPU w/ monitor, keyboard, & mouse
3	High back rolling office chairs
1	Magnavox television
7	Matching rolling office chairs
1	Metal Desk
1	Mini-desk metal/wood (EMS System)
1	Rolling Television Stand w/Cabinets
1	Wooden desk (Ken Allen)
1	Wooden desk (Alison Wright)
1	Blackberry 7100i phone

1001 - 17th Street
FF&E Inventory

Amount	Description
2	Blueprint holders
1	Cherry desk w/ return (Roger)
1	Microwave Table
1	Wooden Table
1	Cherry Credenza (Roger)
1	Qwest Advanced Networking Modem
1	Cisco 850 Series Router
FITNESS EQUIPMENT
3	Treadmills
3	Ellipticals
1	Upright Life Cycle
1	Recumbent Life Cycle
1	Rower
1	Leg Press Machine
1	Leg Curl Machine
1	Multi Press Machine
1	Lat Pull Down / Low Row Machine
1	Pec Fly / Rear Delt Machine
1	Abdominal / Back Extension Machine
1	Biceps / Triceps Machine
1	Ultimate Trainer
2	65CM Fit Balls
1	55CM Fit ball
3	Exercise Mats
1	Ball Rack
2	Adjustable Benches
1	Dumbbell Rack
1	5#-50# dumbbell set
2	3# dumbbells
2	8# dumbbells
2	12# dumbbells
1	Smith Machine
4	45# plates
2	35# plates
4	25# plates
4	10# plates
4	5# plates
2	2.5# plates
1	Preacher Curl Bench
1	EZ Curl Bar
1	Collar Set

1001 - 17th Street
FF&E Inventory

Amount	Description
Tool & Equipment Inventory
01/29/07	Impact Socket Set
01/29/07	17 Piece Combo Wrench Set
01/29/07	Multimeter - Digital
01/29/07	Closet Auger
01/30/07	Stubby Socket Set
01/30/07	5 HP Vacuum
01/30/07	18" Aluminum Pipe Wrench
01/30/07	25" Aluminum Pipe Wrench
01/30/07	32" Aluminum Pipe Wrench
01/30/07	1/2" Electric Impact Wrench
01/30/07	69 Piece Mechanical Set
02/01/07	Infrared Thermometer
02/05/07	Ream-A-Matic Tube Cleaner
02/06/07	100 Piece Socket Set
02/06/07	Ryobi Cordless Drill
02/16/07	4.5" Angle Grinder
02/24/07	254 Piece Pro Mechanical Set
03/09/07	Geared Trolleys (2 each)
03/09/07	4 Piece Wrench Set
03/19/07	5 HP Vacuum
03/20/07	1/4 HP Utility Pump
03/20/07	475' Garden Hose
03/25/07	6" Angle Grinder
03/27/07	TIF Infrared Thermometer
04/10/07	30 Piece Socket Set
04/30/07	Tool Bag
04/30/07	6 Piece Screwdriver Set
05/08/07	600 Pound Capacity Cart
05/09/07	Angle Driver Kit
05/10/07	Angle Driver Kit
05/23/07	Stubby Socket Set
05/23/07	Palm Drill
05/23/07	Pipe Cutter
05/31/07	Hammer Drill
06/12/07	18 Volt Impact Driver
06/14/07	Heat Gun
07/10/07	Soil Pipe Cutter
07/16/07	Bench Grinder
08/21/07	4 Piece Pry Bar Set
08/28/07	Cordless 4.5" Angle Grinder
09/07/07	Portable Pump
09/13/07	Fluke T5 Meter
09/20/07	Rigid Cut Off Saw
09/21/07	Gasket Cutter Kit
09/26/07	Rigid Cordless Driver
10/22/07	Manual Pipe Threading Set
10/22/07	Pipe Threading Oiler

1001 - 17th Street
FF&E Inventory

Amount	Description
01/04/08	Ryobi Drill Kit
01/16/08	Fluke 561 Infrared Thermometer
01/25/08	Tap / Die Set 58 Pieces
01/25/08	Adapter Clamp On
01/25/08	Vise Mechanics 8 W Jaw
01/25/08	Pallet Truck Load Capacity
01/25/08	Digital Multimeter IR
01/25/08	Pipe Tri-stand Vise
02/21/08	Torque Wrench
02/21/08	8' Ladder
02/25/08	6' Ladder
03/16/08	Ryobi AC Saw
03/21/08	BSN Wrench
04/30/08	Dolly
05/18/08	Hammer Drill
05/31/08	1/2" Impact Wrench
06/02/08	Ladder
06/06/08	Ladder
06/06/08	11 Piece Socket Set
07/09/08	Wrench Combo. #1254
07/09/08	Wrench Combo. 1 7/8 #1260
07/15/08	16 Gallon Vacuum
10/27/08	Reciprocating Saw
10/31/08	Ryobi Drill Kit
01/12/09	Drain Cleaning Machine
01/12/09	18 Volt Drill Kit
01/27/09	Scaffold & Work Platform
02/03/09	Drill Kit
02/06/09	Drill Kit
06/29/09	Drain Cleaning Machine
09/02/09	Milwaukee Video Snake
09/18/09	Fluke 334A Amperage Meter
09/28/09	Trolley
10/06/09	Reciprocating Saw
10/16/09	6' Ladder
01/11/10	Air Compressor
01/15/10	Angle Grinder
01/17/10	Impact Driver
02/17/10	Hilti Demo Hammer
03/23/10	Screwdriver
04/14/10	1" Drill Bit
05/03/10	Stud Finder
05/19/10	50' Sewer Snake
05/19/10	Panel Lift
05/19/10	Digital Caliper
07/01/10	1 6' Ladder
07/04/10	Rigid Multi-Head Kit
07/20/10	2 Adjustable Wrenches

1001 - 17th Street
FF&E Inventory

Amount	Description
07/21/10	Knock Out Cutter Set
08/16/10	Ryobi Drill / Saw Kit
10/12/10	Stair Ladder
10/21/10	Rigid 18 Volt Driver
01/12/11	Altitude Pressure Guage
01/19/11	Rigid Saw Drill Kit
02/21/11	Drill Press
02/23/11	Sonic Tension Meter
03/18/11	Laser Alignment Tool
04/06/11	Air Compressor
06/14/11	Rigid Multi-Tool
06/23/11	Reciprocating Saw
06/24/11	Jig Saw
07/08/11	Vacuum Pump
07/13/11	Cordless Sprayer
07/28/11	Hollow Punch Set
07/29/11	Punch Set
08/11/11	Deep Cut Band Saw
09/15/11	Vise
09/26/11	2 Power Hoists
10/10/11	Blueprint Stand
10/28/11	Drill Kit
11/03/11	18 Volt Blower
12/28/11	Tool Box
01/18/12	Vacuum Cleaner
01/27/12	Air Mover
01/27/12	Pipe Wrench
04/24/12	Dremmel Tool
10/12/12	Vacuum Cleaner
01/10/13	20' Extension Ladder
01/22/13	Electric Meter
02/01/13	Impact Driver
06/20/13	Power Grip Belt

TOTAL
Garage Equipment Inventory
04/17/08	Rigid Pressure Washer
04/17/08	Magnum X7 Graco Paint Sprayer
04/17/08	Bosch Rotary Hammer
07/15/09	Square Trash Can Liner
07/23/09	Square Trash Can Liners (2)
10/22/09	Tanaka Backpack Leaf Blower
1/7/2011	Peak Portable Jump Start/Air Compressor
4/8/2011	Mop and Mop Bucket

EXHIBIT 3.1.1

PROPERTY DOCUMENTS

•	Copies of all leases and lease amendments
•	Copies of rent commencement letters, if any
•	Copies of all environmental reports and notices, if any*
•	Copy of most recent ALTA survey
•	Copy of current (2013) owner’s title commitment and copies of all of the title exception documents referenced therein
•	Audited operating income and expense statements for the past 3 years. (We need the operating history of just property level income and expenses – no depreciation, financing, asset cost, etc.- for the prior 3 years and any stub period to be audited by an outside audit firm in order to prepare a Section 3-14 audit for our SEC filings. Our accounting department or outside auditors are available to explain the process, what is needed, and the easiest way to complete the process. This does NOT need to be done during due diligence or before closing, as long as the covenant to provide the information survives the closing.)
•	Year to date operating income and expense statement. (If there is going to be a combined tenant reconciliation or if leases are base year stop, we will need copies of bills for the year.)
•	Budget for current year
•	Property General Ledger
•	Real estate tax bills (regular and supplemental) for the past 3 years

Copies of any abatement filings

•	Bills for special assessments or association fees, if any, for the past three years
•	Utility bills for the past 3 years
•	Rent roll including base rent, additional rent, free rent or other concessions
•	Last 3 year’s billings of additional rent, including monthly and year-end reconciliations
•	Arrears and prepaid reports
•	Documentation concerning brokerage commissions due on lease extensions, expansion, renewals or options
•	Documentation concerning rent rebates and concessions, if any
•	Copies of tenant insurance certificates
•	Copies of insurance claims, if any, in the past 3 years
•	Loss runs from insurance carrier for prior 3 years
•	Any additional premiums charged due to tenants’ use, if any
•	Current building permits or certificates of occupancy
•	Any licenses regarding the tenants’ use of the premises
•	Preventive maintenance certificates from tenants for HVAC
•	All existing maintenance and management contracts
•	All warranties, particularly roof warranties
•	Architectural and mechanical plans and specifications, including soils reports*
•	Structural engineering reports, particularly any pertaining to the roof, if available*
•	Architect’s and general contractor’s contracts, if they are to be assumed or contain warranties
•	ADA or Architectural Barriers studies*

Exhibit 3.1.1 - Page 1

•	Any recent financial information on tenants
•	Name of a contact person at each tenant (to be contacted only with Seller’s permission)

*Seller shall provide Purchaser with copies of any such reports prepared for Seller in the past 5 years and shall use reasonable efforts to make available to Purchaser any reports in Seller's possession prepared prior to such 5 year period.

Exhibit 3.1.1 - Page 2

EXHIBIT 4.4

TENANT ESTOPPEL LETTER

___________________________

___________________________

___________________________

Attention: __________________

[Lender]

_______________________

_______________________

Attention: _______________

Gentlemen:

The undersigned ("Tenant") certifies to MG-1005, LLC, a Colorado limited liability company ("Landlord") and to FSP 1001 17th Street LLC, a Delaware limited liability company("Purchaser"), and ________________ and its successors and assigns ("Lender"), as follows:

1.     Tenant and Landlord entered into a written lease agreement dated _______________ in which Landlord leased to Tenant and Tenant leased from Landlord premises located in the City of Denver, County of Denver, commonly known as Suite ______ which as of the date of this Estoppel Letter consists of a total of ________ rentable square feet (the "Premises") located in the building known as _______________ having an address of 1001 17th Street, Denver, Colorado (the "Building").

2.     The lease agreement and all modifications and amendments thereto (collectively, the "Lease") are described on Exhibit "A" attached hereto and constitute the entire and only agreement between Landlord and Tenant with respect to the Premises. True, correct and complete copies of the Lease are attached hereto as Exhibit "B". Tenant has no purchase option or other right to purchase the Premises or the Building. Tenant has no existing termination rights, right of first refusal, right of first offer, relocation rights, expansion rights, or rights to expand in connection with the Premises or any part thereof, except as described on Exhibit "C" attached hereto and as further set forth in the Lease (all other of such rights not described on Exhibit "C" having been waived or deemed waived).

3.     Tenant is the current tenant under the Lease. The Lease is in full force and effect; Landlord has completed all tenant improvements for the Premises required under the Lease and Tenant is currently entitled to a tenant improvement allowance of $__________; Tenant has accepted the Premises and presently occupies them, and is paying rent on a current basis; Tenant has no setoffs, claims or defenses to the enforcement of the Lease. Tenant has not subleased, assigned, transferred, pledged, hypothecated, or otherwise encumbered all or any portion of its interest in the Lease except as follows: _________________________ [if none, state "None"]. The term of the Lease commenced on ____________, ______, and the current term will expire on ____________, ______. Tenant has an outstanding option to renew the Lease (which has not been waived or lapsed) for ____________ (______) additional ____________ following the expiration date of the current term. No free rent periods or other concessions of any kind or nature have been granted to Tenant under the Lease, except as follows: _______________________ [if none, state "None"].

Exhibit 4.4 - Page 1

4.     As of the date of this Estoppel Letter, Tenant is not in default in the performance of the Lease, has not committed any breach of the Lease, no notice of default has been given to Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.

5.     As of the date of this Estoppel Letter, Landlord is not in default in the performance of the Lease and has not committed any breach of the Lease. Tenant is not disputing any amounts of additional rent, operating expense pass-throughs or other similar charges payable by it under the Lease.

6.     The Base Rent under the Lease is currently $______ per month. Base Rent is subject to increase in accordance with the following: ____________ [reference the Section or Paragraph numbers of the document where rent increases are addressed]. Tenant is responsible to pay, as additional rent, its proportionate share (_____%) of Operating Expenses for the Building in excess of Base Operating Expenses, which are the Operating Expenses for calendar year ______ [this assumes Base Year]. [reference any cap on controllable Operating Expenses, if any] Tenant has fully paid all Rent and other sums payable under the Lease on or before the date of this Estoppel Letter. No rent has been paid by Tenant in advance under the Lease except for the minimum monthly rent that became due on ________________, 2013. Tenant has paid to Landlord a security deposit in the amount of $______. [The obligations of Tenant are guaranteed by ____________, in accordance with the terms of the guaranty dated ____________.]

7.     Tenant has no claim against Landlord for any security deposit or prepaid rent except as provided in Item 6 of this Estoppel Letter.

8.     If Tenant is a limited liability company, corporation or partnership, each individual executing this Estoppel Letter on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Colorado and that Tenant has full right and authority to execute and deliver this Estoppel Letter and that each person signing on behalf of Tenant is authorized to do so.

9.     Tenant hereby agrees to comply with its obligations set forth in Section ____ of the Lease. Pursuant to said Section, Tenant is hereby notified that if and when Lender becomes an Interest Holder (as defined in the Lease), Lender’s notice address is __________________________________________ , Attention: ______________________.

10.     Tenant has not filed (and does not currently intend to file) any form of bankruptcy petition and Tenant is not subject to any bankruptcy, insolvency, creditors’ rights or similar proceeding in any federal, state or other court or jurisdiction.

11.     The undersigned makes this statement for your benefit and protection, and for the benefit and protection of any lender making a loan to be secured, in whole or in part, by a lien on the Premises, with the understanding that (i) you (and any assignee of your right to purchase the Premises) intend to rely upon this statement in connection with your intended purchase of the above-described Premises from Landlord and (ii) any such lender intends to rely upon this statement in connection with such lender’s making of a loan to you (or your assignee) for the purchase of the Premises. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you (or your assignee) or to any agent action on behalf of you (or your assignee).

Exhibit 4.4 - Page 2

Executed on _________________________, 2013.

Tenant

By:

Its:

Exhibit 4.4 - Page 3

EXHIBIT 4.5

NON-CANCELABLE CONTRACTS

See attached.

Exhibit 4.4 - Page 1

Equipment Leases

Vendor	Service Provided	Monthly Cost	Contract End Date		8/31/2013 Buy out Costs

Mitel Leasing	Mgmt Phone System	$310.55	9/30/2013		$310.55

Mitel NetSolutions	Phone Lines	$1,227.96	12/5/2013		$6,512.00

All Copy	Copier Lease	$255.42	12/8/2013	*	$4,500.00

Verizon Wireless	6- Cell Phones (Security& Janitorial)	$281.24	1/29/2015

	7- Cell Phones (Mgmt & Engineer)	$425.54	1/29/2015		$1,885.00

Verizon Wireless	Engr Laptop Wireless	$50.08	6/18/2014		$115.00

* Subject to final Vendor calculating final amount

EXHIBIT 5.1.7

SCHEDULE OF CONTRACTS AND AGREEMENTS

See attached.

Exhibit 5.1.7

MG-1005 Service Agreements					7/11/2013

Vendor	Service Provided	Additional Description	Cost	Contract End Date	Automatic Renewal
Advantage Security	Security Personnel		monthly	3/31/2014	Month-to-month
All Copy	Copier Lease		monthly	12/8/2013
All-Pro Building Services	Snow Removal		hourly	6/30/2014	Month-to-month
Alpine Disposal Inc.	Trash & Recycling		monthly	3/31/2014	Month-to-month
Bob Popp Building Services, Inc.	Window Washing		monthly	11/30/2013	Month-to-month
Brickman Group Ltd.	Exterior Landscaping		monthly	11/30/2013	Month-to-month
Catterall Design Office	Architectural Service		monthly	3/31/2014	Month-to-month
DeGroen Decorating, Inc.	Painting		monthly	11/30/2013	Month-to-month
Downtown Denver Business	Tree Care		annual	5/31/2014	Month-to-month
Improvement District
Dish Network	Fitness Center Sattelite TV Service		monthly	2/21/2009	Month-to-month
Eldorado Artesian Springs	Water Cooler Leases		monthly	8/16/2013	Month-to-month
Fitness Tech, Inc.	Fitness Center Equipment Maintenance		monthly	6/30/2013	Month-to-month
Johnson Controls	Energy Management System Maintenance		quarterly	2/28/2014	Month-to-month
KRES Consulting, Inc.	Work Order / Preventive Maintenance System	Cost based on # of tenants	monthly	3/31/2014	Month-to-month
Lerch Bates	Elevator / Escalator Inspection		annual	6/30/2013	Month-to-month
Master Klean Janitorial	Janitorial Services		monthly	11/30/2013	Month-to-month
Metro State Fire Inc.	Fire Safety Testing & Inspection		annual	6/30/2014	Month-to-month
Mitel Leasing	Phone System Lease	60 months from date contract signed	monthly	9/30/2013
Mitel NetSolutions	Telephone & Data Service	60 months from date contract signed	monthly	12/5/2013
Next Step Stone Care	Elevator / Lobby Stone Polishing		annual	1/31/2014	Month-to-month
Red Hand LLC	Electronic Tenant Handbook (Website)	Signed Invoice each year extends for	annual	12/5/2013	Annual Renewal
another 12 months
Reidy Metal Services, Inc.	Metal Maintenance		monthly	8/31/2014	Month-to-month
Scent Air	Lobby Aromatherapy Lease	Automatically renews each year	monthly		Annual Renewal
Terminix International, Co	Pest Control Service		monthly	7/31/2009	Month-to-month
	Pigeon Control		monthly	3/31/2010	Month-to-month
Sterling Property Tax Specialists, Inc.	Tax Consulting		annual	12/31/2014	Annual Renewal
TS Fitness Company	Fitness Training & Consulting (Clients Pay Directly)		N/A	6/30/2014	Month-to-month
ThyssenKrupp Elevator Corp	Elevator / Escalator Maintenance		monthly	10/31/2015	Month-to-month
Trane US Inc.	Chiller Maintenance		annual	3/31/2014	Month-to-month
Urban Tropics	Interior Plant Service		monthly	6/30/2014	Month-to-month
Veolia	Lightbulb Recycling		Service	5/31/2014	Month-to-month
Verizon Wireless	Wireless Cellular Service	2 year term	monthly	1/28/2015	Month-to-month
Verizon Wireless	Wireless Laptop Air Card	2 year term	monthly	6/18/2014	Month-to-month
License Agreements
Cogent Communications Inc				3/31/2018
Level 3 Communications, LLC				12/31/2022
TW Telecom of Colorado LLC				10/31/2014
Zayo Group LLC				9/30/217

EXHIBIT 9.2.1

DEED

SPECIAL WARRANTY DEED [Purchaser’s local counsel to review]

After recording return to:

SPECIAL WARRANTY DEED

THIS DEED, effective as of the ____ day of ________________, 201___, is by MG-1005, LLC, a Colorado limited liability company ("Grantor"), in favor of [_______________], a [_______________] ("Grantee"), whose street address is [_______________].

WITNESSETH, that the Grantor, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm, unto the Grantee, its successors, transferees and assigns forever, all the real property (the "Property"), together with improvements, if any, situate, lying and being in the County of __________, State of Colorado, described as follows:

SEE EXHIBIT "A" ATTACHED HERETO AND INCORPORATED HEREIN.

TOGETHER with all of Grantor’s right, title and interest in and to all easements, covenants and other rights, title and interests appurtenant to the Property (including by way of illustration and not limitation, all mineral rights, water rights, any interest in any roads, alleys and sidewalks, all transferable development rights or other entitlements, if any).

TO HAVE AND TO HOLD the said premises above bargained and described with the appurtenances, unto the Grantee, its successors, transferees and assigns forever. The Grantor, for itself, and its successors, does covenant, and agree that it shall and will WARRANT AND FOREVER DEFEND the above-bargained premises in the quiet and peaceable possession of the Grantee, its successors, transferees and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under the Grantor, except and subject to the matters set forth on Exhibit "B" attached hereto and incorporated herein by this reference.

[signature page follows]

Exhibit 9.2.1

IN WITNESS WHEREOF, the Grantor has caused its name to be hereunto subscribed as of the day and year first above written.

GRANTOR:

MG-1005, LLC,
A COLORADO LIMITED LIABILITY COMPANY

By:	[EXHIBIT – DO NOT SIGN]
Name:
Title:

STATE OF ______________________	)
) ss.
COUNTY OF ____________________	)

The foregoing instrument was acknowledged before me this ____ day of ___________________, 201___, by ___________________ as the ___________________, of MG-1005, LLC, a Colorado limited liability company.

Witness my hand and official seal.

My commission expires:________________

Notary Public

Exhibit 9.2.1

EXHIBIT A TO FORM OF SPECIAL WARRANTY DEED

LEGAL DESCRIPTION

Exhibit 9.2.1

EXHIBIT 9.2.2

BILL OF SALE

MG-1005, LLC, a Colorado limited liability company ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to FSP 1001 17th Street LLC , a Delaware limited liability company ("Purchaser"), all of Seller's right, title and interest in and to all equipment, appliances, tools, supplies, machinery and other tangible personal property located at and used exclusively in connection with the rental, operation and maintenance of the real property commonly described on Exhibit A attached hereto and made a part hereof and the improvements located thereon, including, without limitation, the personal property set forth on Schedule I attached hereto.

PURCHASER TAKES THE PROPERTY "AS IS" AND WITH "ALL FAULTS." SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATED TO THE PROPERTY, EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO, AND PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. SELLER EXPRESSLY DISCLAIMS, AND PURCHASER ACKNOWLEDGES AND ACCEPTS THAT SELLER HAS DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO ANY OF THE PROPERTY AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.

Exhibit 9.2.2 - Page 1

IN WITNESS WHEREOF, this Bill of Sale is executed by Seller and Purchaser on this                   day of                                             , 2013.

SELLER:

MG-1005, LLC,
a Colorado limited liability company

By:
Name:
Title:

PURCHASER:

FSP 1001 17th Street LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit 9.2.2 - Page 2

EXHIBIT A TO BILL OF SALE

Legal Description

Exhibit 9.2.2 - Page 3

EXHIBIT 9.2.3

ASSIGNMENT AND ASSUMPTION OF LEASES

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MG-1005, LLC, a Colorado limited liability company (the "Assignor"), hereby sells, transfers, conveys assigns and sets over to FSP 1001 17th Street LLC , a Delaware limited liability company (the "Assignee"), and Assignee hereby agrees to assume and accept, as of the date hereof, the assignment and conveyance of all of Assignor's right, title and interest in and to and obligations under the leases and the security deposits held by Assignor relating to the property known as 1001 17th Street, Denver, Colorado and more particularly described on Exhibit A attached hereto. The leases and security deposits are listed on Exhibit B attached hereto.

Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees, originating or relating to the period on or after the date hereof and arising out of the Assignee's obligations under such leases.

Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees, originating or relating to the period prior to the date hereof, subject to Seller's Maximum Liability as set forth in that certain Purchase and Sale Agreement dated _____, 2013 between Assignor and Assignee (the "Purchase Agreement")[; provided, however, that Assignor shall be responsible for the payment of those certain leasing commissions and allowances and other Leasing Costs pursuant to such leases as set forth in Section 6.4 of the Purchase Agreement, and such leasing commissions and allowances shall not be applicable to Seller’s Maximum Liability hereunder.]

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees.

All capitalized terms not otherwise defined herein shall have the meaning given to the same in the Purchase Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[SIGNATURES ARE ON FOLLOWING PAGE]

Exhibit 9.2.3 - Page 1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Leases effective as of ____________, 2013.

ASSIGNOR:

MG-1005, LLC,
a Colorado limited liability company

By:
Name:
Title:

ASSIGNEE:

FSP 1001 17th Street LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit 9.2.3 - Page 2

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASES

LEGAL DESCRIPTION

Exhibit 9.2.3 - Page 3

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF LEASES

LEASES AND SECURITY DEPOSITS

Exhibit 9.2.3 - Page 4

EXHIBIT 9.2.4

ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND WARRANTIES

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MG-1005, LLC, a Colorado limited liability company ("Assignor"), hereby sells, transfers, conveys assigns and sets over to FSP 1001 17th Street LLC , a Delaware limited liability company (the "Assignee"), and Assignee hereby assumes, as of the date hereof, the obligations under and accepts the assignment and conveyance of all of Assignor's right, title and interest in and to the contracts, permits, intangible property rights and license agreements described on Exhibit A attached hereto and all assignable existing warranties and guaranties issued to or inuring to the benefit of Assignor relating to certain real property known as 1001 17th Street, Denver, Colorado.

Assignee hereby agrees to hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees, originating on or after the date hereof and arising out of the Assignee's obligations under the contracts and license agreements described in Exhibit A.

Assignor hereby agrees to hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees, originating prior to the date hereof under the contracts and license agreements described in Exhibit A, subject to Seller's Maximum Liability as set forth in that certain Purchase and Sale Agreement dated ___________, 2013 between Assignor and Assignee.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees.

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[SIGNATURES ARE ON FOLLOWING PAGE]

Exhibit 9.2.4 - Page 1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Contracts and Warranties effective as of the day and year first above written.

ASSIGNOR:

MG-1005, LLC,
a Colorado limited liability company

By:
Name:
Title:

ASSIGNEE:

FSP 1001 17th Street LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit 9.2.4 - Page 2

EXHIBIT A TO ASSIGNMENT OF CONTRACTS AND WARRANTIES

CONTRACTS AND LICENSE AGREEMENTS

Exhibit 9.2.4 - Page 4

EXHIBIT 9.2.6

AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT

AND REAL PROPERTY TAX ACT

To inform FSP 1001 17th Street LLC , a Delaware limited liability company("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended (the "Code"), will not be required upon the transfer of certain real property to Transferee by MG-1005, LLC, a Colorado limited liability company ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

1.     Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.     Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.     Transferor's U.S. employer identification number is [______________]; and

4.     Transferor's office address is [________________________________________].

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury the undersigned declares that he or she has examined this Certification and to the best of his/her knowledge and belief it is true, correct and complete, and the undersigned further declares that he/she has authority to sign this document on behalf of Transferor.

Dated: ______________, 2013	MG-1005, LLC,
a Colorado limited liability company

By:
Name:
Title:

Exhibit 9.2.6 - Page 1

EXHIBIT 9.2.7

TENANT NOTICE LETTER

_______, 2013

To the Tenants of 1001 17th Street, Denver, Colorado

     Re:     NOTICE OF SALE

Ladies and Gentlemen:

We are pleased to inform you that the above referenced Property has been acquired by FSP 1001 17th Street LLC, a Delaware limited liability company ("Purchaser"), and, in connection with the purchase, your lease and the security deposit thereunder, if any, were assigned to the Purchaser. All future communications and notices should now be directed, as applicable, to:

FSP 1001 17th Street LLC

c/o FSP Property Management LLC

401 Edgewater Place, Suite 200

Wakefield, MA 01880

Attn:       Asset Manager

Phone: (781) 557-1300

Fax: (781) 557-1348

with a copy to:                           FSP 1001 17th Street LLC

c/o Franklin Street Properties Corp.

401 Edgewater Place, Suite 200

Wakefield, MA 01880

Attn: General Counsel

Phone: (781) 557-1300

Fax: (781) 246-2807

All future rent and other payments should now be directed and paid, as applicable, to:

FSP 1001 17th Street LLC

Mailing address:

Franklin Street Properties Corp.

PO Box 845086

Boston, MA  02284-5086

FedEx address:

Franklin Street Properties Corp.

Citizens Bank

Lockbox Dept

20 Cabot Road

Medford, MA  02155 [ _____]

Exhibit 9.2.7 - Page 1

Electronic Payment Instructions:

Citizens Bank

Boston, MA

ACH Routing #

Account #

Account Name:       Franklin Street Properties Corp.

Lastly, please notify your insurance carrier and have it change the name of the additional insured under any policies of insurance (required in your lease) to the following: (1) FSP 1001 17th Street LLC; (2) Franklin Street Properties Corp.; and (3) FSP Property Management LLC, and each of their successors and assigns. Once this is done, please deliver an updated certificate of insurance to Purchaser.

Thank you for your cooperation, and feel free to call if you have any questions.

Very truly yours,

FSP 1001 17th Street LLC,

a Delaware limited liability company

By:

Name: George J. Carter

Title: President

MG-1005, LLC,

a Colorado limited liability company

By:

Name:

Title:

Exhibit 9.2.7 - Page 2

EXHIBIT 9.2.8

VENDOR NOTICE LETTER

_________________, 2013

Attn:

Re:     Sale of 1001 17th Street, Denver, Colorado (the "Building")

Dear Sir/Madam:

This will advise you that the undersigned MG-1005, LLC, a Colorado limited liability company ("Seller") has sold the Building to FSP 1001 17th Street LLC, a Delaware limited liability company ("Purchaser") effective as of _____________________, 2013 (the "Closing Date"). Please direct all future invoices to Purchaser and mail or deliver to:

FSP 1001 17th Street LLC

c/o FSP Property Management LLC

401 Edgewater Place, Suite 200

Wakefield, MA 01880

Attn: Asset Manager

Phone: (781) 557-1300

Fax: (781) 557-1348

with a copy to:                FSP 1001 17th Street LLC

c/o Franklin Street Properties Corp.

401 Edgewater Place, Suite 200

Wakefield, MA 01880

Attn: General Counsel

Phone: (781) 557-1300

Fax: (781) 246-2807

Please send any future notices or other correspondence relating to your contract relating to the Building to Purchaser at the following address:

__________________________
__________________________
__________________________
Attn:______________________

Furthermore, please notify the insurance carrier(s) providing insurance required under the lease of the foregoing and have the Purchaser and ___________________, Purchaser's property manager as added as additional insureds.

If you have any questions, please call the undersigned at (____) _____-_________.

Exhibit 9.2.8 - Page 1

Very truly yours,

MG-1005, LLC,

a Colorado limited liability company

By:

Name:

Title:

Exhibit 9.2.8 - Page 2